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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Acushnet Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ACUSHNET HOLDINGS CORP.
333 BRIDGE STREET
FAIRHAVEN, MASSACHUSETTS 02719

April 28, 2017

Dear Acushnet Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Acushnet Holdings Corp. to be held on June 12, 2017, beginning at 9:00 a.m. Eastern Daylight Time. For your convenience, we are pleased to inform you that the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit your questions related to proposals (1) - (4) below during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/GOLF2017. Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, proxy statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Acushnet Holdings Corp. on or about April 28, 2017. We have also enclosed our 2016 Annual Report. At the Annual Meeting, you will be asked to consider and vote:

  (1)
  To elect as Class I directors to hold office for a three-year term, the following nominees recommended by the Board of Directors: David Valcourt, Norman Wesley and Yoon Soo Yoon;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

  (3)
  To approve, in a non-binding advisory vote, the compensation paid to the named executive officers;

  (4)
  To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years; and

  (5)
  To conduct any other business properly brought before the meeting.

        Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class I directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; (iii) approve the compensation paid to the named executive officers; and (iv) determine that a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every year.

        Your vote is important to us and our business.    Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone pursuant to the instructions set forth in the enclosed proxy statement.

        We appreciate your continued support of Acushnet Holdings Corp.

Sincerely,
Walter R. Uihlein President and Chief Executive Officer

ACUSHNET HOLDINGS CORP.
333 BRIDGE STREET
FAIRHAVEN, MASSACHUSETTS 02719

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

        The 2017 Annual Meeting of Stockholders of Acushnet Holdings Corp. will be held at 9:00 a.m. Eastern Daylight Time on June 12, 2017. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2017. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

  (1)
  To elect as Class I directors to hold office for a three-year term, the following nominees recommended by the Board of Directors: David Valcourt, Norman Wesley and Yoon Soo Yoon;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

  (3)
  To approve, in a non-binding advisory vote, the compensation paid to the named executive officers;

  (4)
  To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years; and

  (5)
  To conduct any other business properly brought before the meeting.

        Only stockholders of record at the close of business on April 17, 2017 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 333 Bridge Street, Fairhaven, Massachusetts 02719, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/GOLF2017 when you enter your 16-Digit Control Number. Stockholders holding a majority of the voting power of the issued and outstanding shares of the Company entitled to vote, present or represented by proxy, at the Annual Meeting will constitute a quorum.

By Order of the Board of Directors,
Roland A. Giroux Secretary

April 28, 2017

YOUR VOTE IS IMPORTANT

        You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible or by Internet or telephone pursuant to the instructions set forth in the proxy statement. If you prefer, you may also cast your vote electronically when attending the virtual meeting.

        If you hold your shares in "street name," your broker, bank or other nominee cannot vote your shares on your behalf with respect to Proposals 1, 3 or 4 until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker, your broker may vote shares on your behalf on Proposal 2 without instruction. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on June 12, 2017.

  The proxy statement and annual report to stockholders are available at www.proxyvote.com.

Proxy Statement for the
2017 Annual Meeting of Stockholders of
Acushnet Holdings Corp.
To Be Held on June 12, 2017

i

ACUSHNET HOLDINGS CORP.
333 BRIDGE STREET
FAIRHAVEN, MASSACHUSETTS 02719

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2017

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2017 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on June 12, 2017, and any adjournments or postponements thereof. This annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

        The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.

        Unless otherwise indicated, the terms "Company," "Acushnet," "we," "our," and "us" are used in this proxy statement to refer to Acushnet Holdings Corp. and its consolidated subsidiaries. The terms "Board" and "Board of Directors" refer to our Board of Directors. The term "Magnus" refers to Magnus Holdings Co., Ltd., a wholly-owned subsidiary of Fila Korea Co., Ltd. ("Fila Korea"), who controls a majority of the voting power of all outstanding shares of our common stock.

What is a proxy statement and what is a proxy?

        A proxy statement is a document that U.S. Securities and Exchange Commission (the "SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated William Burke, our Executive Vice President, Chief Financial Officer and Treasurer, and Roland Giroux, our Secretary, as proxies or proxy holders for the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

        SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

        If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the Internet?

        You may view and also download our proxy materials, including our 2016 Annual Report on Form 10-K, at www.proxyvote.com. Please see the instructions below regarding how to submit your vote.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 17, 2017 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 74,451,977 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.

  Stockholder of Record: Shares Registered in Your Name

        If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may attend the Annual Meeting and vote electronically during the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the virtual meeting.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")

        If, on the Record Date, your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. To participate and vote your shares at the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the virtual meeting.

What am I being asked to vote on?

        There are four proposals scheduled to be voted on at the meeting:

  •
  Election of Mr. David Valcourt, Mr. Norman Wesley and Mr. Yoon Soo Yoon, as Class I directors to hold office for a three-year term.

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as Acushnet's independent registered public accounting firm for the fiscal year 2017.

  •
  Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.

  •
  Determination, in a non-binding advisory vote, of whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

How does the Board recommend that I vote?

        The Board of Directors unanimously recommends that all stockholders vote:

  •
  FOR the election of Mr. David Valcourt, Mr. Norman Wesley and Mr. Yoon Soo Yoon as Class I directors to hold office for a three-year term.

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Acushnet's independent registered public accounting firm for the fiscal year 2017.

  •
  FOR the approval of the compensation paid to the named executive officers.

  •
  ONE YEAR with respect to the frequency of non-binding stockholder votes to approve the compensation paid to our named executive officers.

What if another matter is properly brought before the meeting?

        We will consider other business that properly comes before the meeting in accordance with Delaware law and our Amended and Restated Bylaws (the "Bylaws"). As of the date of this Proxy Statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote online at the Annual Meeting. You may also vote prior to the Annual Meeting over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes should you later decide not to attend the meeting. You may still attend the meeting and vote electronically during the meeting even if you have already voted by proxy.

  •
  If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/GOLF2017. You will be asked to provide the control number from your Notice.

  •
  If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 11, 2017 to be counted. If you return your signed proxy card to us by June 11, 2017, we will vote your shares as you direct.

  •
  To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 P.M., Eastern Time on June 11, 2017 to be counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You are also invited to attend the Annual Meeting. To participate and vote your shares at the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the virtual meeting.

What do I need to do to attend the Annual Meeting?

        We will host the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GOLF2017. If you were a stockholder or joint holder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

  •
  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GOLF2017;

  •
  Webcast starts at 9:00 a.m. Eastern Daylight Time;

  •
  Stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and

  •
  You will need your 16-Digit Control Number to enter the Annual Meeting.

How many votes do I have?

        On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of the Record Date for the 2017 Annual Meeting of Stockholders.

Who will count the vote?

        Representatives of Broadridge Financial Solutions Inc. will tabulate the votes and will act as inspectors of election.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed "non-routine" by the New York Stock Exchange ("NYSE"). Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under NYSE rules, Proposals 1, 3 and 4 are "non-routine" matters and Proposal 2 is a "routine" matter.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by Internet, telephone, completing your proxy card or by attending the Annual Meeting, your shares will not be voted and your shares will not be counted as "present" for purposes of determining whether a quorum is present at the Annual Meeting.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")

        If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a "routine" matter. Brokers and other nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

        Under the rules of the NYSE, Proposals Nos. 1, 3 and 4 are considered non-routine matters, and your broker or nominee may not vote your shares on Proposals Nos. 1, 3 or 4 without your instructions. Proposal No. 2 is considered a routine matter, and your broker or nominee may vote your uninstructed shares on Proposal 2.

How many votes are needed to approve each proposal?

  •
  For Proposal No. 1, the election of directors, the nominees receiving the most "FOR" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes may be cast in favor of or withheld with respect to the director nominee. Votes that are withheld will have the same effect as an abstention and will not count as a vote "FOR" or "AGAINST" a director. Broker non-votes will have no effect on the outcome of Proposal No. 1.

  •
  To be approved, Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Brokers may vote uninstructed shares with respect to Proposal No. 2. Therefore, there will be no broker non-votes for Proposal No. 2.

  •
  To be approved, Proposal 3, approval of the compensation paid to the named executive officers, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on Proposal No. 3.

  •
  To be approved, Proposal 4, determination of the frequency of non-binding stockholder votes to approve the compensation paid to our named executive officers, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have no effect on this advisory vote because only votes indicating a preference for the frequency of the advisory vote on executive compensation will be considered. Broker non-votes will have no effect on Proposal No. 4.

        As of the Record Date, Magnus beneficially owned and had the right to vote 39,345,151 of the outstanding shares of our common stock (representing 52.8% of the voting power) and has advised us that they intend to vote all such shares in favor of the director nominees listed herein, for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017, for the approval of the compensation paid to the named executive officers and "one year" with respect to the advisory vote on the frequency of stockholder votes to approve the compensation paid to our named executive officers. As a result, if Magnus votes as indicated, the vote for all such matters is assured.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present, either in person or by proxy. On the Record Date, there were

74,451,977 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another date. Magnus has advised us that they will be present, either in person or by proxy, at the Annual Meeting. As a result, if Magnus so attends a quorum is assured.

        In accordance with our Bylaws, stockholders and proxy holders electronically attending the virtual annual meeting may be deemed present "in person" for the purposes of satisfying the foregoing ownership requirements.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.

        You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Our stock transfer agent is Computershare and can be contacted at 800-736-3001 (within the United States and Canada) or 781-575-3100 (outside the United States and Canada) or by visiting their website at www.computershare.com/investor.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time prior to the vote at the Annual Meeting. If you voted by Internet, telephone or mail and are a stockholder of record, you may change your vote and revoke your proxy by:

  •
  delivering written notice of revocation to our Secretary, 333 Bridge Street, Fairhaven, MA 02719 provided such statement is received no later than June 11, 2017;

  •
  voting again by Internet or telephone at a later time but before 11:59 P.M. Eastern Time on June 11, 2017;

  •
  submitting a properly signed proxy card with a later date that is received no later than June 11, 2017; or

  •
  attending the 2017 Annual Meeting, revoking your proxy and voting.

        If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting via the Internet and voting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2017 Annual Meeting will not by itself revoke a proxy.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials pursuant to Rule 14a-8, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your proposal must be submitted in writing by December 29, 2017 to our Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, and must comply with all applicable requirements of Rule 14a-8.

        Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company. To be timely for our 2018 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

  •
  not earlier than February 12, 2018; and

  •
  not later than the close of business on March 14, 2018.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

        If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

PROPOSAL 1—
ELECTION OF DIRECTORS

Composition of Our Board of Directors

        Our Board of Directors currently consists of nine members. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class containing, as nearly as possible, one-third of the total number of directors serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.

        The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director's successor is duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

        Our Amended and Restated Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Magnus or any successor or affiliates beneficially owns, in the aggregate, less than 50 percent of the then-issued and outstanding shares of our common stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3 percent in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. As of the Record Date, Magnus and its affiliates beneficially owned, in aggregate, 52.8% in voting power of the then-issued and outstanding shares of common stock of the Company.

        The following table sets forth the names and certain other information for the nominees for election as directors and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.

	Class	Age	Position	Director Since		Current Term Expires	Expiration of Term for which Nominated
Walter (Wally) Uihlein	II	67	President and Chief Executive Officer and Director	2011	(4)	2018	N/A
Yoon Soo (Gene) Yoon	I	71	Chairman	2011		2017	2020
Jennifer Estabrook(2)(3)	III	56	Director	2016	(4)	2019	N/A
Gregory Hewett(1)(2)	III	48	Director	2016		2019	N/A
Christopher Metz(2)	II	52	Director	2016		2018	N/A
Sean Sullivan(1)	III	50	Director	2016		2019	N/A
Steven Tishman(1)	II	60	Director	2016		2018	N/A
David Valcourt(3)	I	65	Director	2016		2017	2020
Norman Wesley(3)	I	67	Director	2016		2017	2020

(1)
Member of our Audit Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Nominating and Corporate Governance Committee.

(4)
Mr. Uihlein and Ms. Estabrook also served as directors of Acushnet Company, our operating subsidiary, from 1984 and 2011, respectively to October, 2016.

Class I Director Nominees

        Yoon Soo (Gene) Yoon, 71, has been the Chief Executive Officer of Fila Korea since 1991 and the Chairman of Fila Korea since 1994. Fila Korea is a public company listed on the Korea Exchange. Mr. Yoon has served as the chairman of our board of directors since 2011. Mr. Yoon also served as the chairman of the board of directors of Acushnet Company, our operating subsidiary, from 2011 to October 2016 and served as the President of Acushnet Holdings Corp. from 2011 until May 2016. Mr. Yoon was selected to serve as a director because of his affiliation with Fila, his knowledge and experience in consumer products and his experience as the chairman of Acushnet Holdings Corp. since 2011 and as the chairman of Acushnet Company from 2011 to 2016.

        David Valcourt, 65, served as Senior Mentor/Highly Qualified Expert and Korea-U.S. Alliance Military Exercise Facilitator for US Forces Korea from 2011-2016. He assumed this position following his retirement from the Army in 2010 as Lieutenant General after 37 years of active duty service. Lt. Gen. Valcourt also joined WILL Interactive, a developer of interactive video-based simulations designed to modify behavior and enhance performance, as Vice President upon retirement from the Army; he transitioned to the role of Special Advisor in January 2016. Lt. Gen. Valcourt has served on our board of directors since October 2016. Lt. Gen. Valcourt was selected to serve as a director because of his extensive leadership and management experience.

        Norman Wesley, 67, is the former Chief Executive Officer and Chairman of Fortune Brands, Inc. Mr. Wesley joined Fortune Brands in 1984 and became President and Chief Operating Officer of Fortune Brands in September 1998, and Chairman and Chief Executive Officer of Fortune Brands in December 1999. He served as Chief Executive Officer through December 2007 and as Chairman until September 2008. Previously, Mr. Wesley held various management positions at Crown Zellerbach Corporation. Mr. Wesley currently serves as a director of Acuity Brands, Inc. and Fortune Brands Home & Security, Inc. Mr. Wesley was previously a director of Keurig Green Mountain, Inc., ACCO Brands Corporation, Fortune Brands, Inc., Pactiv Corporation, and R.R. Donnelly & Sons. Mr. Wesley has served on our board of directors since October 2016. Mr. Wesley was selected to serve as a director because of his extensive experience in the consumer products industry, his prior leadership experience, and his experience serving on other public company boards.

Class II Directors

        Walter (Wally) Uihlein, 67, joined the company in 1976 and was appointed President and Chief Executive Officer of Acushnet Company in 1995 and was appointed President and Chief Executive Officer of Acushnet Holdings Corp. in May 2016. Mr. Uihlein served as a member of the board of directors of Acushnet Company, our operating subsidiary, from 1984 to October, 2016, and has served on our board of directors since October 2016. In 2005, Mr. Uihlein received the PGA of America's Distinguished Service Award, the organization's highest honor. Mr. Uihlein was selected to serve as a director because he is our President and Chief Executive Officer and has extensive experience as an executive in the golf industry, as well as due to his experience as a director of Acushnet Company.

        Christopher Metz, 52, most recently served as the President and Chief Executive Officer of Arctic Cat, Inc., a position he held from December 2014 until March 2017. Previously, Mr. Metz was a Managing Director of Sun Capital Partners, Inc., a private equity firm, from 2005 to 2014. Prior to joining Sun Capital, Mr. Metz held various senior leadership positions at Black & Decker, including President of its Hardware and Home Improvement Group from 1999 to 2005 and General Manager of its DeWALT European Power Tools business based in Frankfurt, Germany from 1996 to 1999. Mr. Metz previously served as a director of Arctic Cat, Inc. and Vince Holding Corp. Mr. Metz has served on our board of directors since October 2016. Mr. Metz was selected to serve as a director because of his extensive global operating and leadership experience in the consumer and durable goods industries and his experience serving on other public company boards.

        Steven Tishman, 60, is a Managing Director and Global Head of the Mergers and Acquisitions Group at Houlihan Lokey, where he is also a member of the firm's Management Committee, Co-Head of the firm's M&A Commitment Committee and a member of the firm's Corporate Finance Board of Directors. Mr. Tishman joined Houlihan Lokey in January 2012. Previously, Mr. Tishman was a Managing Director at Rothschild Inc., where he served from 2002 to 2012. Prior to joining Rothschild, Mr. Tishman was a Managing Director of Robertson Stephens Inc. from 1999 to 2002, and was a Senior Managing Director of Bear, Stearns & Co. Inc. from 1993 to 1999. Mr. Tishman is currently a trustee of GoodHaven Funds Trust and was previously a director of Cedar Fair L.P., Nautica Enterprises, Inc., Claire's Stores, Inc. and Odimo, Inc. Mr. Tishman has served on our board of directors since October 2016. Mr. Tishman was selected to serve as a director because of his extensive experience in finance and management and serving on other public company boards.

Class III Directors

        Jennifer Estabrook, 56, has been the Chief Operating Officer of Fila North America since December 2015 and was the Executive Vice President, Business Operations of Fila USA, Inc. from September 2010 until December 2015. Ms. Estabrook has also been the Head of Global Licensing for Fila Luxembourg S.à.r.l. since 2014 and a member of the Board of Managers of Fila Luxembourg S.à.r.l. since 2007 and has held several other positions at Fila USA, Inc. and its affiliates since 2005. Fila USA, Inc. and Fila Luxembourg S.à.r.l. are wholly-owned subsidiaries of Fila Korea, a public company listed on the Korea Exchange. Ms. Estabrook served as a member of the board of directors of Acushnet Company, our operating subsidiary, from 2011 to October, 2016. Ms. Estabrook has served on our board of directors since October 2016. Ms. Estabrook was selected to serve as a director because of her affiliation with Fila, her knowledge and experience in consumer products and her experience as a director of Acushnet Company since 2011.

        Gregory Hewett, 48, is the principal of GH Consulting LLC, a private consultancy for businesses and institutional investors that he founded in March 2015. Previously, Mr. Hewett served at The Blackstone Group L.P. from August 2005 through February 2015 in various capacities, including most recently as a Senior Managing Director. Prior to joining Blackstone, Mr. Hewett served as a Director in the Investment Banking Division of Credit Suisse First Boston, which he joined in 2000 when it acquired Donaldson, Lufkin & Jenrette, where he was an Associate in the Investment Banking Division. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Hewett practiced law at Bryan Cave LLP. Mr. Hewett has served on our board of directors since October 2016. Mr. Hewett was selected to serve as a director because of his significant experience in finance.

        Sean Sullivan, 50, is the Executive Vice President and Chief Financial Officer of AMC Networks Inc., a position he has held since 2011. Mr. Sullivan served as Chief Corporate Officer of RMH from 2010 to 2011. Prior to joining AMC Networks Inc., Mr. Sullivan served as Chief Financial Officer of HiT Entertainment from 2009 to 2010 and Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Mr. Sullivan has served on our board of directors since October 2016. Mr. Sullivan was selected to serve as a director because of his significant experience in finance and operations.

Vote Required and Board Recommendation

        Nominees to serve as Class I directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

        The directors elected at the Annual Meeting will hold office until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of Mr. Valcourt, Mr. Wesley and Mr. Yoon, to serve as Class I Directors. The proxies cannot be voted for more than three candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Our Board of Directors recommends that you vote "FOR" the election of Mr. Valcourt, Mr. Wesley and
Mr. Yoon to serve as Class I Directors.

 INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Independence

        We completed our initial public offering in November 2016, and our common stock trades on the NYSE. Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries.

        Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

Director Independence

        Our Board of Directors has undertaken a review of the independence of each director and determined that, under NYSE listing standards and taking into account any applicable committee standards and the rules under the Exchange Act, Messrs. Hewett, Metz, Sullivan, Tishman, Valcourt and Wesley and Ms. Estabrook are "independent."

Board Leadership Structure

Board Composition

        Our Board of Directors consists of nine members. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

  •
  The Class I directors are Messrs. Valcourt, Wesley and Yoon, and their terms will expire at the annual meeting of stockholders held in 2017;

  •
  The Class II directors are Messrs. Metz, Tishman and Uihlein, and their terms will expire at the annual meeting of stockholders to be held in 2018; and

  •
  The Class III directors are Messrs. Hewett and Sullivan and Ms. Estabrook, and their terms will expire at the annual meeting of stockholders to be held in 2019.

        We expect that additional directorships, if any, resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

        The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Committees of our Board of Directors

        The committees of our Board of Directors consist of an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

  Audit Committee

        We have an Audit Committee, consisting of Mr. Sullivan, who serves as the Chair, and Messrs. Hewett and Tishman. Messrs. Sullivan, Hewett and Tishman qualify as independent directors under NYSE listing standards and the independence requirements of Rule 10A-3 of the Exchange Act.

Our Board of Directors has determined that each of Messrs. Sullivan, Hewett and Tishman qualify as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.

        The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing:

  •
  the quality and integrity of our financial statements (including the effectiveness of internal controls over financial reporting);

  •
  our compliance with legal and regulatory requirements;

  •
  our independent registered public accounting firm's qualifications, performance and independence; and

  •
  the performance of our internal audit function.

        Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

  Nominating and Corporate Governance Committee

        We have a Nominating and Corporate Governance Committee, consisting of Mr. Valcourt, who serves as the Chair, and Ms. Estabrook and Mr. Wesley. Our Board of Directors has determined that each member of our Nominating and Corporate Governance meets the requirements for independence under NYSE listing standards and SEC rules and regulations. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

  •
  identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors and select, or recommend that our Board of Directors select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles;

  •
  oversee the evaluation of our Board of Directors and management;

  •
  recommend members of our Board of Directors to serve on committees of our Board of Directors and evaluating the operations and performance of such committees;

  •
  oversee and approve the management continuity and succession planning process; and

  •
  otherwise take a leadership role in shaping our corporate governance.

        Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

  Compensation Committee

        We have a Compensation Committee, consisting of Ms. Estabrook, who serves as the Chair, and Messrs. Hewett and Metz. The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:

  •
  setting compensation of our executive officers and directors;

  •
  monitoring our incentive and equity-based compensation plans; and

  •
  preparing the compensation committee report and Compensation Discussion and Analysis required to be included in our proxy statement under the rules and regulations of the SEC.

        Our Board of Directors has adopted a written charter for the Compensation Committee, which may be found on our website at www.acushnetholdingscorp.com/investors under "Governance."

        The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer of the Company under our incentive compensation or other equity-based plans, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.

        The Compensation Committee has engaged Pearl Meyer to provide compensation consulting to the Committee. Pearl Meyer provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and Section 16 executive officers. These services include, but are not limited to: establishment of peer companies for benchmarking, pay analysis, equity comparisons, pay trends, analysis and recommendations on compensation changes. Pearl Meyer reviews the peer benchmarking group annually and may make recommendations for replacement where a company has been acquired or merged. Pearl Meyer also periodically reviews director compensation.

        Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Each of Mr. Hewett and Mr. Metz is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and each member of our Compensation Committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Meetings of the Board of Directors and its Committees

        Most of our directors and all committees of the Board were appointed and formed, respectively, in connection with, and shortly prior to, our initial public offering in November 2016. During 2016, our Board of Directors held two meetings, our Audit Committee met once, our Compensation Committee met two times and the Nominating and Corporate Governance Committee did not meet. While a member of the Board of Directors, each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.

        The Board does not have a formal policy regarding the attendance of directors at meetings of stockholders, but all directors are expected to make best efforts to the annual meeting of stockholders.

        We completed our initial public offering in November 2016, and did not have an annual meeting of stockholders in 2016.

Executive Sessions

        To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet regularly in executive session without members of management present. If the group of non-management directors includes directors who have not been determined to be independent, then the independent directors will meet in a private session at least once a year. A director designated by the non-management or independent directors, as applicable, presides at the executive sessions.

Role of the Board in Risk Oversight

        Our President and Chief Executive Officer and other executive officers report regularly to the non-executive directors of our Board of Directors as well as the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities.

Director Nominations

        The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. It is expected that the Nominating and Corporate Governance Committee will consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include board diversity, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

        The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure.

        Stockholders may also nominate directors for election at the Company's annual stockholders meeting by following the provisions set forth in the Company's Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. Our code of ethics and business conduct is available on our website at www.acushnetholdingscorp.com/investors under "Governance." Our code of ethics and business conduct is a "code of ethics," as defined in Item 406(b) of Regulation S-K. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors, Chief Executive Officer evaluation and succession planning, Board self-evaluation and Board committees and compensation. Our Corporate Governance Guidelines may be found on our website at www.acushnetholdingscorp.com/investors under "Governance." The Board will review these guidelines as it deems necessary and appropriate.

PROPOSAL 2—
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2017. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. PwC was our independent registered public accounting firm for our 2016 audit.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Additionally, the Audit Committee may delegate to one or more members the authority to review and pre-approve any such services in between the Audit Committee's regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.

        Before selecting PwC, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that, based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by PwC would impair PwC's independence and concluded that they did not. If the stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.

        A representative of PwC will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Fees Paid to Our Independent Registered Public Accounting Firm

        The aggregate fees for professional services rendered by our principal accountants, PwC, for the years ended December 31, 2016 and 2015 were:

	Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees(1)	$8,794,282	$3,090,379
Audit-Related Fees(2)	950,000	—
Tax Fees(3)	182,435	98,030
All Other Fees(4)	10,105	10,000

Total	$9,936,822	$3,198,409

(1)
"Audit Fees" consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include professional services rendered in connection with the audit of our annual financial statements prepared on an International Financial Reporting Standards ("IFRS") basis and provided to Fila Korea. Fila Korea has agreed to reimburse us for audit fees related to IFRS basis reporting. Audit fees for 2016 also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock completed in November 2016.

(2)
"Audit-Related Fees" in 2016 consisted of fees for professional services rendered in connection with the audit of the opening balance sheet on the date on which Fila Korea acquired a controlling interest in the Company. The audit was performed on behalf of Fila Korea to support their accounting requirements. Fila Korea has reimbursed us for these audit-related fees which were incurred on their behalf.

(3)
"Tax Fees" include the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.

(4)
"All Other Fees" include the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees."

Vote Required and Board Recommendation

        Stockholder ratification is not required for the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017; however, our Board of Directors is submitting the selection of PwC to our stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of PwC as our independent registered public accountants for fiscal year 2017. Abstentions will have the effect of a vote "AGAINST" the ratification of PwC as our independent registered public accountant.

Our Board of Directors recommends that you vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2017.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Information About Our Board of Directors and Corporate Governance—Board Leadership Structure" in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

        Submitted by the Audit Committee of the Company's Board of Directors:

  Sean Sullivan, Chair
  Gregory Hewett
  Steven Tishman

PROPOSAL 3—
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

        The text of the resolution in respect of Proposal No. 3 is as follows:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED."

        In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 21 to 35, as well as the discussion regarding the Compensation Committee on page 13.

        The shares represented by your proxy will be voted "FOR" the approval of the compensation paid to our named executive officers unless you specify otherwise.

Our Board of Directors recommends that you vote "FOR" the approval of the compensation paid to our named executive officers.

 PROPOSAL 4—
NON-BINDING VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE
COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

        In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 3 on page 19, the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 21 to 35 as well as the discussion regarding the Compensation Committee on page 13.

        We believe a one-year frequency is most consistent with the Company's approach to compensation. In reaching this recommendation, the Board of Directors considered the following:

  •
  Holding an annual advisory vote allows shareholders to provide direct input on the Company's executive compensation philosophy, objectives, policies and practices as disclosed in the proxy statement each year;

  •
  An annual advisory vote provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account timely feedback provided by shareholders; and

  •
  The Board of Directors believes that shareholder engagement leads to enhanced governance practices.

        The shares represented by your proxy will be voted for every "ONE YEAR" with respect to how frequently a stockholder vote to approve, in a non-binding vote, the compensation paid to our named executive officers should occur unless you specify otherwise.

Our Board of Directors recommends that you vote "ONE YEAR" with respect to how frequently a stockholder vote to approve, in a non-binding vote, the compensation paid to our named executive officers should occur.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis is designed to explain our compensation philosophy and describe the decisions made with respect to the fiscal 2016 compensation for each of our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer and the three other most highly compensated executive officers who were serving as such as of December 31, 2016. These five executives are referred to as our named executive officers:

Name	Title
Walter (Wally) Uihlein	President and Chief Executive Officer
William Burke	Executive Vice President, Chief Financial Officer and Treasurer
James Connor	President, FootJoy
David Maher	Chief Operating Officer
Joseph Nauman	Executive Vice President, Chief Legal and Administrative Officer

        Mr. Uihlein has served as President and Chief Executive Officer of Acushnet Company since 1995 and was appointed President and Chief Executive Officer of Acushnet Holdings Corp. in May 2016. Mr. Burke was promoted from Senior Vice President, Chief Financial Officer and Treasurer to Executive Vice President, Chief Financial Officer and Treasurer in April 2016. Mr. Connor retired from the Company effective January 1, 2017. Mr. Maher was promoted from Senior Vice President, Titleist Worldwide Sales and Global Operations to Chief Operating Officer in June 2016. Mr. Nauman was promoted from Executive Vice President, Corporate and Legal to Executive Vice President, Chief Legal and Administrative Officer in June 2016.

Executive Compensation Governance Practices and Principles

        Our executive compensation program, similar to our non-executive compensation programs, is aligned with our business strategy and culture. The key priorities of our executive compensation program are to attract, motivate and retain world class talent to drive the success of our Company and support and steward two of the most revered brands in golf, Titleist and FootJoy. We have designed our executive compensation program to align the compensation actually earned by our named executive officers with our performance by competitively rewarding good performance and more aggressively rewarding outperformance.

        Our objective is to provide an opportunity for total direct compensation (consisting of base salary, annual incentive compensation and long-term incentive compensation) that:

  •
  aligns the interests of management with those of our stockholders;

  •
  attracts, retains and motivates executive talent by providing competitive levels of salary and total direct compensation;

  •
  provides incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and

  •
  motivates and rewards executives for outperformance when compared to the market.

        In developing appropriate executive compensation programs, we are generally guided by the following principles:

  •
  Compensation levels should be sufficiently competitive to attract and retain the executive talent needed.

    The Company's overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the markets where the Company competes. The Company does not formulaically target or position executive compensation at a specific percentile relative to market data but seeks to set compensation at a competitive level within the industry.

  •
  A significant portion of total compensation should be related to Company performance.

    The Company's annual incentive and long-term incentive compensation elements represent a significant percentage of each of the named executive officer's compensation and are tied directly to corporate performance. Under the Company's plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

  •
  Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions.

    Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company's performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if those goals are met or surpassed.

  •
  Incentive compensation should strike a balance between short-term and long-term performance.

    The Company's compensation plans focus management on achieving strong annual performance in a manner that supports the Company's long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives. In addition, the Company's compensation plans are designed to reward executives based on the achievement of corporate-wide goals rather than individual business unit performance to encourage decision making based on what is in the best interests of the Company as a whole rather than any particular business unit.

Role of the Board and Compensation Committee in Compensation Decisions

        Prior to our initial public offering, a compensation committee of the board of directors of Acushnet Company (the "Acushnet Company Compensation Committee") considered compensation matters with input from the Company's President and Chief Executive Officer and Executive Vice President, Chief Human Resources Officer. Following our initial public offering, the Board of Directors of Acushnet Holdings Corp. established a compensation committee (the "Compensation Committee") and delegated to the Compensation Committee similar responsibilities and oversight with respect to the Company's compensation programs. The Compensation Committee also established a similar executive compensation philosophy with respect to our named executive officers.

        The Compensation Committee seeks to implement compensation programs that reflect an overarching business rationale and are designed to be reasonable, fair, fully disclosed, and consistently aligned with long-term value creation. The Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including determining and approving base salaries, annual incentive compensation, long-term incentive compensation and other benefits of the executive officers.

        Additional information concerning these responsibilities is set forth in "Information About our Board of Directors and Corporate Governance—Board Leadership Structure—Committees of our Board of Directors—Compensation Committee."

Resources Guiding Compensation Decisions

        Executive officer compensation for 2016 was set using the following references:

Internal References	External References
• Historical company performance	• Direct competitor pay data
• Business strategy and outlook	• Industry/broader market pay data
• Position criticality and demand	• Performance compared to competitors/market
• Compensation practices of outperformance in other industries

        Some references were given more weight than others, depending on the nature of the decision being made.

        Most of the Company's major competitors are not stand-alone public golf companies; rather, they are part of larger corporate conglomerates and/or are privately owned. Thus, it is difficult to obtain meaningful specific comparative data on their golf businesses. In addition, the Company often competes for executive talent with corporations outside the golf industry. Accordingly, with respect to compensation decisions for 2016, generally available information regarding executive compensation levels for executives in similar positions in other industries was also considered.

        The Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide advice about whether the Company's executive compensation programs are generally consistent with the Company's guiding principles and continue to be aligned with stockholder interests and with evolving best practices. Pearl Meyer representatives report directly to the Compensation Committee and have assisted the Compensation Committee in an assessment of comparative market data and compensation trends relevant to the setting of the Company's compensation levels for 2016 and beyond. Part of this assessment included comparing the total targeted direct compensation of the Company's named executive officers to market reference information, including, when appropriate, broad industry survey data, and the development of a compensation comparison group. The compensation comparison group is comprised of 15 companies and was recommended by Pearl Meyer. The corporations that comprise the compensation comparison group are as follows:

Callaway Golf Company	Helen of Troy	Quiksilver, Inc.
Crocs, Inc.	Kate Spade & Co	Skechers USA, Inc.
Columbia Sportswear Companies	La-Z-Boy	Steve Madden
Deckers Outdoor Corp.	Lululemon Athletica	Tempur Sealy International
G III Apparel Group	Performance Sports Group Ltd.	Wolverine Worldwide

        The compensation comparison group is reviewed periodically as warranted and revised as appropriate to ensure that the corporations in the group continue to be a reasonable comparison for compensation purposes. With respect to our compensation comparison group for 2017, the Compensation Committee determined to replace Crocs, Inc., Lululemon Athletica, Performance Sports Group Ltd. and Quiksilver, Inc. with American Outdoor Brands Corp., Fossil Group, Inc., Oxford Industries, Inc. and Vista Outdoor Inc.

Components of our Executive Compensation Program

        The 2016 executive compensation program consists of direct compensation comprised of following elements: base salary, annual and long-term cash incentives and equity compensation in the form of Multi-Year Restricted Stock Units ("Multi-Year RSUs") and Multi-Year Performance Stock Units ("Multi-Year PSUs"). In addition, equity appreciation rights ("EARs") granted to the named executive officers in 2011 under our EAR plan (as amended from time to time, the "EAR Plan") became payable as of December 31, 2016 upon the expiration of the EAR plan. Each element of compensation, which is further discussed below, is intended to reward and motivate executives in different ways consistent with the Company's overall guiding principles for compensation (as described above). The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and a greater percentage of an executive's compensation should be tied to corporate performance, and therefore be at risk, as position and responsibility increase.

Element of Pay	Summary	Purpose
Base Salary	✓ Fixed compensation provided to employees for service in role	✓ Provide a secure form of income for employees
Annual Cash Incentive	✓ Adjusted EBITDA(1) based incentive plan	✓ Incentivize achievement of the annual operating plan
2015-2016 Long Term Cash Incentive Plan ("LTIP")	✓ One-year, cash-based long-term incentive plan for Mr. Uihlein in 2015 based on Plan Adjusted EBITDA(2) performance versus goals	✓ Promote consistent Plan Adjusted EBITDA performance over performance period
✓ Two-year, cash-based long-term incentive plan for Messrs. Burke, Connor, Maher and Nauman based on Plan Adjusted EBITDA performance versus goals
Multi-Year RSUs and Multi-Year PSUs	✓ Time-and-performance vesting equity-based awards	✓ Retain management and align management with investor interests
	✓ Actual value is determined by Company performance over a three-year time frame and/or linked to stock price	✓ Motivate executives to achieve superior business results over long-term
EARs	✓ Time-and-performance vesting equity-based awards	✓ Align management with investor interests
	✓ Represents a right to share in the appreciation in the value of the Company from the date of grant until payout date	✓ Participant EAR payout values predicated on increase in the value of the Company, as well as multi-year Plan Adjusted EBITDA goals and, for certain EAR awards, investor internal rate of return ("IRR") levels
Other	✓ The Company provides limited perquisites which may include annual life insurance premiums, the reimbursement of country club dues, financial planning, a 401(k) Plan participant match and sporting equipment and apparel	✓ Enhance productivity and encourage work/life balance
✓ The Company provides a tax gross-up for Mr. Uihlein with regard to investment income related to his supplemental retirement plan

(1)
"Adjusted EBITDA" represents net income (loss) attributable to Acushnet Holdings Corp. adjusted for income tax expense, interest expense, depreciation and amortization, the expenses relating to our EAR Plan, share-based compensation expense, a one-time executive bonus, restructuring charges, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. ("Beam"), (gains) losses on the fair value of our common stock warrants, certain other non-cash gains, nonrecurring income, net and the net income (loss) relating to noncontrolling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term "Consolidated EBITDA" as it is defined in our credit agreement. Consolidated EBITDA is used in our credit agreement at the Acushnet Company level for purposes of certain material terms, including: (i) determining the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments; (ii) calculating certain financial ratios used in financial maintenance covenants that require compliance on a quarterly basis; (iii) determining our ability to incur additional term loans or increases to our revolving credit facility; and (iv) determining the availability of certain baskets and the ability to enter into certain transactions. Adjusted EBITDA is utilized as the performance metric for the annual cash incentive awards to the named executive officers as it serves to align the interests of the Company's named executive officers with the interests of its stockholders and incentivize the named executive officers to achieve corporate goals in the context of the Company's overall corporate strategy. Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered an alternative to income from operations of Acushnet Company, as a measure of operating performance or any other measure of performance derived in accordance with GAAP.

  The following table provides a reconciliation of net income (loss) attributable to Acushnet Holdings Corp. to Adjusted EBITDA:

Twelve months ended December 31, 2016 (thousands)
Net income (loss) attributable to Acushnet Holdings Corp.	$45,012
Income tax expense, net	39,707
Interest expense, net	49,908
Depreciation and amortization	40,834
EAR Plan(a)	6,047
Shared-based compensation(b)	14,494
One time executive bonus(c)	7,500
Restructuring charges(d)	1,673
Transaction fees(e)	16,817
Beam indemnification income(f)	(2,174)
Loss on the fair value of our common stock warrants(g)	6,112
Other non-cash gains, net	(592)
Nonrecurring income(h)	(1,467)
Net income attributable to noncontrolling interests(i)	4,503

Adjusted EBITDA	$228,374

(a)
Reflects expenses related to the anticipated full vesting of EARs granted under our EAR Plan and the remeasurement to their intrinsic value at each reporting period based on the then-current projection of our common stock equivalent value. The EAR Plan expired on December 31, 2016 and amounts earned under the EAR Plan were paid to executives in two installments on February 17, 2017 and March 15, 2017.

(b)
Reflects compensation expenses with respect to equity-based grants under the 2015 Incentive Plan which were made in 2016.

(c)
Reflects one-time cash bonus awarded to Mr. Uihlein as consideration for past performance as the Company's President and Chief Executive Officer.

(d)
Reflects restructuring charges incurred in connection with the reorganization of certain of our operations.

(e)
Reflects legal fees incurred in 2016 relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition as well as certain fees and expenses we incurred in connection with our initial public offering.

(f)
Reflects a non-cash charge related to the indemnification obligations owed to us by Beam that are included when calculating net income (loss) attributable to Acushnet Holdings Corp.

(g)
Fila Korea exercised all of our then outstanding common stock warrants in July 2016 and we used the proceeds from such exercise to redeem all of our outstanding 7.5% bonds due 2021.

(h)
Reflects legal judgment in favor of us associated with the Beam value-added tax dispute recorded in other (income) expense.

(i)
Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.
(2)
"Plan Adjusted EBITDA" represents income from operations of Acushnet Holdings Corp. and its subsidiaries adjusted for depreciation and amortization, expenses relating to our EAR Plan, certain compensation expenses, restructuring charges, certain transaction fees, and certain foreign currency adjustments, less net income relating to a noncontrolling interest in one of Acushnet Holdings Corp.'s consolidated entities. Plan Adjusted EBITDA is utilized as the performance metric for the annual cash incentive awards and LTIP awards to the named executive officers and as one of the performance metrics for the EARs as it serves to align the interests of the Company's named executive officers with the interests of its stockholders and incentivize the named executive officers to achieve corporate goals in the context of the Company's overall corporate strategy. Plan Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered an alternative to income from operations of Acushnet Company, as a measure of operating performance or any other measure of performance derived in accordance with GAAP.

  The following table provides a reconciliation of income from operations of Acushnet Holdings Corp. to Plan Adjusted EBITDA for the year ended December 31, 2016. The information presented below is derived from the audited consolidated financial statements of Acushnet Holdings Corp. that are not included in this proxy statement.

Year ended December 31, 2016
(in thousands)
Income from operations	$140,836
Depreciation and amortization	40,834
EAR Plan(a)	6,047
One time executive bonus(b)	7,500
Restructuring charges(c)	1,673
Transaction fees(d)	16,817
Foreign currency reclassification	(239)
Net income attributable to noncontrolling interests(e)	(4,503)

Plan Adjusted EBITDA	$208,965

(a)
Reflects expenses related to the anticipated full vesting of EARs granted under our EAR Plan and the remeasurement to their intrinsic value at each reporting period based on the then-current projection of our common stock equivalent value. The EAR Plan expired on December 31, 2016 and amounts earned under the EAR Plan were paid to executives in two installments on February 17, 2017 and March 15, 2017.

(b)
Reflects one-time cash bonus awarded to Mr. Uihlein as consideration for past performance as the Company's President and Chief Executive Officer.

(c)
Reflects restructuring charges incurred in connection with the reorganization of certain of our operations.

(d)
Reflects legal fees incurred in 2016 relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition as well as certain fees and expenses we incurred in connection with our initial public offering.

(e)
Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.

        Consistent with the Company's compensation philosophy, the 2016 executive compensation program incorporated a balance between guaranteed and at-risk compensation. Set forth below is an analysis of each of the elements of the 2016 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2016 is set forth in the compensation tables and related footnotes and narrative disclosure following this Compensation Discussion and Analysis.

Analysis of Base Salary

        Base salaries serve as the guaranteed cash portion of executive compensation. Base salary is intended to compensate each named executive officer for performing his job responsibilities on a day-to-day basis. Each named executive officer's base salary was initially established when he became an executive officer and is set at a competitive level based upon the named executive officer's experience, position, and responsibility. In setting the base salary, the complexity of the job requirements and performance expectations and the general market data described are considered as well as each named executive officer's base salary relative to the other executive officers. The Compensation Committee reviews base salaries annually and makes adjustments as appropriate in light of individual performance as well as any changes in nature or scope of a named executive officer's duties and/or the competitive marketplace. On June 1, 2016, in recognition of the named executive officers' increased responsibilities, Mr. Maher's salary was increased from $375,000 to $475,000 and Mr. Nauman's salary was increased from $448,000 to $475,000.

        The 2016 base salary for each of the named executive officers was as follows:

Name	2016 Base Salary
Walter Uihlein	$1,086,000
William Burke	$482,000
James Connor	$502,000
David Maher	$475,000
Joseph Nauman	$475,000

Analysis of Annual Cash Incentives

        In addition to a base salary, the Company's executive compensation program includes the opportunity to earn an annual cash incentive. The annual cash incentive serves as the short-term incentive compensation element of the executive compensation program. As noted above, the annual cash incentive payment is based upon the Company's Adjusted EBITDA achieved for the fiscal year and is intended to provide an incentive for a named executive officer to drive a high level of corporate performance without excessive risk-taking.

        Annual Cash Incentive Opportunity.    For 2016, the target incentive for each of the named executive officers represented a percentage of the named executive officer's base salary (the "incentive target") which the named executive officer could earn based on the amount of Adjusted EBITDA earned by the Company for 2016. Incentive payouts for each named executive officer under the program would vary from 0% of the incentive target, if the Company earned Adjusted EBITDA of less than $195 million in 2016, to 100% of the incentive target if the Company earned Adjusted EBITDA of $230 million for 2016, to a maximum of 200% of the incentive target if the Company earned Adjusted EBITDA of $245 million or more in 2016. In setting the level of the Adjusted EBITDA performance goal for 2016, the Company's performance in 2015, the Company's 2016 operational goals and the competitive climate in the marketplace were each taken into account. The targeted incentive amounts were based on each named executive officer's position and were set to be generally consistent with the range of total direct compensation targeted for each of the named executive officers.

        Incentive targets for 2016 for each of the named executive officers were as follows:

Name	Targeted % of Base Salary	Base Salary	Incentive Target
Walter Uihlein	125%	$1,086,000	$1,357,500
William Burke	65%	$482,000	$313,300
James Connor	50%	$502,000	$251,000
David Maher	65%	$475,000	$308,750
Joseph Nauman	65%	$475,000	$308,750

        Actual 2016 Annual Cash Incentive Payout.    For 2016 the Company achieved Adjusted EBITDA of $228.4 million which resulted in an achievement level of 98.1% of the incentive target for each of the named executive officers.

Name	Incentive Target	Achievement Level	Incentive Payout(1)
Walter Uihlein	$1,357,500	98.1%	$1,331,700
William Burke	$313,300	98.1%	$307,300
James Connor	$251,000	98.1%	$246,200
David Maher	$308,750	98.1%	$302,900
Joseph Nauman	$308,750	98.1%	$302,900

(1)
Awards are rounded to the nearest hundred.

        Pursuant to a letter agreement dated February 26, 2016, Mr. Uihlein was awarded an additional cash bonus in the amount of $7.5 million as consideration for past performance as the Company's President and Chief Executive Officer. One-third of the cash bonus was paid in a lump sum upon execution of the agreement, another third of the cash bonus was paid in a lump sum upon the closing of our initial public offering and the last third of the cash bonus was paid in a lump sum on December 31, 2016.

Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)

        Consistent with the philosophy of aligning executive compensation with the Company's long-term performance (as discussed above), in addition to the annual cash incentive opportunity, we have historically granted performance-based awards to each of the named executive officers under our LTIP. In addition, in connection with the 2011 sale of the Company by Beam, we adopted the EAR Plan which expired on December 31, 2016. In 2016, we granted Multi-Year RSUs and Multi-Year PSUs to our named executive officers which vest over a three-year period based on the Company performance and/or the value of our stock price as further discussed below. Each of these long-term incentives were selected to motivate the named executive officer to remain with the Company, increase stockholder value through the achievement of targeted long-term operating performance and align the interests of the Company's named executive officers with the interests of the Company's stockholders.

        2015-2016 LTIP Awards.    The 2015-2016 long-term incentive plan ("2015-2016 LTIP") in which Messrs. Burke, Connor, Maher and Nauman participated provides cash payments upon the achievement of specified Plan Adjusted EBITDA goals over two-year performance periods ending December 31, 2016. Plan Adjusted EBITDA is calculated as, and was selected for the reasons, described above under "Components of our Executive Compensation Program." A two-year performance period was selected because it is consistent with the Company's two-year product introduction cycle.

        Under the 2015-2016 LTIP, at the beginning of the performance period, participants were awarded performance units. The actual value of each performance unit is determined at the end of the performance period based on the Company's financial performance compared to the Plan Adjusted EBITDA performance goals. For the 2015-2016 LTIP, the performance units would have no value ($0 per unit) unless cumulative two-year Plan Adjusted EBITDA was at least $370 million and would achieve maximum value ($1,000 per unit) if two-year cumulative Plan Adjusted EBITDA was at least $435 million.

        In determining the number of units to award to each of the participants, the value of the anticipated LTIP awards relative to applicable broad market compensation data was considered. Consideration was also given to the effect the LTIP award would have upon the executive's total direct compensation and the named executive officer's position and responsibility. LTIP awards are paid from the Company's general assets as soon as practicable after the end of the performance period and after the verification of achievement of the performance goals.

        Messrs. Burke, Connor, Maher and Nauman received the following number of performance units (with the corresponding maximum values based on a maximum value of $1,000 per unit) for the 2015-2016 LTIIP:

Name	LTIP Units	LTIP Award Maximum Value
William Burke	300	$300,000
James Connor	350	$350,000
David Maher	200	$200,000
Joseph Nauman	300	$300,000

        The Company earned cumulative two-year Plan Adjusted EBITDA of $419.4 million for 2015-2016 LTIP performance period. Actual payout under the 2015-2016 LTIP was therefore at 75.9% of the maximum value, or $759 per performance unit.

        Uihelin 2015 Special LTIP Award.    No LTIP was awarded to Mr. Uihlein with respect to 2016. In 2015, Mr. Uihlein participated in a modified LTIP plan (the "2015 Special LTIP") which operated similarly to the 2015-2016 LTIP for the other named executive officers but had a one-year performance period ending on December 31, 2015. Under the 2015 Special LTIP Mr. Uihlein was awarded (1) 2,800 performance units with a fixed payout value of $400 per unit and (2) 750 performance units which would have no value ($0 per unit) unless the Company earned Plan Adjusted EBITDA for 2015 of at least $183 million and would achieve maximum value ($1,000 per unit) if the Company earned Plan Adjusted EBITDA for 2015 of at least $215 million.

        The Company earned Plan Adjusted EBITDA of $210 million in 2015 which resulted in a payout to Mr. Uihlein of (1) 2,800 performance units at $400 per unit ($1,120,000) and (2) 750 performance units at $850 per performance unit ($637,500) or 85% of maximum value.

        We determined not to commence new one-year and two-year LTIP programs in 2016 in light of our decision to compensate our named executive officers through grants of Multi-Year RSUs and Multi-Year PSUs, as further discussed below.

        EARs.    In addition to the LTIP awards, in 2011 the Company granted the named executive officers EARs which consist of common stock equivalents under the EAR Plan. The EAR Plan was designed to allow key employees to participate in the future success and growth of the Company, as EARs were intended to represent the appreciation in the value of a share of Acushnet Holdings Corp. common stock measured from the grant date through the applicable payout event (as described below).

        Vesting of the EARs.    Except for Mr. Uihlein's second grant of EARs as described below, the EARs are divided into three separate tranches which generally vested over a four-year period based on either (1) the passage of time, (2) Plan Adjusted EBITDA performance or (3) a specified IRR (as defined and calculated in accordance with the EAR Plan and the applicable award agreement), in each case generally subject to the named executive officer's continued employment with the Company on the relevant vesting date, as follows:

  •
  forty percent (40%) of the EARs time vested in four equal installments on each of December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015;

  •
  thirty percent (30%) of the EARs vested in four equal installments on each of December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 based on the achievement of an annual Plan Adjusted EBITDA performance goal for the applicable vesting period, which was achieved for each vesting period;

  •
  thirty percent (30%) of the EARs vested based on achievement of specified IRR thresholds for the period beginning July 29, 2011 and ending on December 31, 2015, which was achieved at the maximum vesting level.

        In addition, Mr. Uihlein received a second grant of EARs which vested in four equal installments on each of December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 based on the achievement of an annual Plan Adjusted EBITDA performance goal for the applicable vesting period, which was achieved for each vesting period.

        Payout of the EARs.    Shortly after the occurrence of a specified "payout event," the Company will pay the named executive officer the payout value of the EARs as described below. Generally, a "payout event" is defined under the EAR Plan as the first to occur of (1) a named executive officer's "separation from service" (under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")) other than for cause (a "qualifying termination"), (2) the sale of the Company or (3) the expiration of the EAR Plan on December 31, 2016 (the "expiration date"). The payout value for each EAR is the positive excess (if any) of the value of the vested EARs as of the date of payout event less the value of the EAR on the date of grant (which is $11.12 per EAR, as adjusted following the stock split).

        For Messrs. Uihlein, Burke, Connor, Maher and Nauman, the applicable payout event under the EAR Plan was the expiration date of the plan on December 31, 2016. Therefore, the payout value of each EAR, as provided by the EAR Plan, is the greatest of (1) an enterprise value (as defined in the EAR Plan) generally based on the Company's Plan Adjusted EBITDA for fiscal 2015 divided by the number of shares of Acushnet Holdings Corp. common stock outstanding, on a fully diluted basis, as of December 31, 2015; (2) an enterprise value (as defined in the EAR Plan) generally based on the Company's Plan Adjusted EBITDA for fiscal 2016 divided by the number of shares of Acushnet Holdings Corp. common stock outstanding, on a fully diluted basis, as of December 31, 2016; and (3) if an initial public offering has occurred prior to the expiration date, a value based on the average per share closing price of the publicly traded common stock for the first full three trading days following the pricing of common stock in the initial public offering. Based on this formula, the payout value of the EARs was as follows:

Name	EAR Payout Amount
Walter Uihlein	$18,207,000
William Burke	$8,739,360
James Connor	$8,739,360
Joseph Nauman	$8,739,360
David Maher	$2,731,050

        In accordance with the terms of the EAR Plan, the amounts due to the named executive officers for the EARs were paid to the executives in two installments on February 17, 2017 and March 15, 2017.

        Multi-Year RSUs and Multi-Year PSUs.    In order to continue to promote the alignment of executive compensation and long-term stockholder value creation, we adopted a new approach to our long-term equity incentive compensation program for 2016. As previously discussed, the named executive officers had previously been granted EARs, a portion of which vested based on the achievement of specified financial performance measures (i.e., Plan Adjusted EBITDA and IRR). Commencing with our grant of equity compensation in 2016, our approach to long-term equity incentive compensation has shifted from multi-year appreciation awards to multi-year full value awards, which our Board of Directors believes more closely aligns, on a going-forward basis, the interests of executive officers with those of the Company's stockholders.

        On June 15, 2016, our Board of Directors approved the Multi-Year RSUs, a grant of multi-year restricted stock units, and Multi-Year PSUs, a multi-year grant of performance stock units to certain key members of management, including Messrs. Uihlein, Burke, Connor, Maher and Nauman. The grants were made 50% in Multi-Year RSUs and 50% in Multi-Year PSUs. The Multi-Year RSUs and Multi-Year PSUs are intended to represent three years of equity compensation and, as such, Messrs. Uihlein, Burke, Maher and Nauman are not expected to receive grants of RSUs or PSUs in 2017 or 2018. Mr. Connor is not expected to receive any future grants of RSUs or PSUs, as he retired effective January 1, 2017. Moreover, the vesting of Mr. Connor's Multi-Year RSUs and PSUs was pro rata based on his retirement date and he has otherwise forfeited any unvested awards. We believe that the grant of the Multi-Year RSUs and Multi-Year PSUs to the named executive officers will incentivize them to effectively execute the Company's three-year strategic plan and create additional value enhancing corporate development initiatives during this three-year period.

        One-third of the Multi-Year RSUs vest on each January 1 of 2017, 2018 and 2019. The Multi-Year PSUs cliff-vest on December 31, 2018, subject to the executive's continued employment with the Company and the Company's level of achievement of the applicable cumulative Adjusted EBITDA performance metrics (as defined in the applicable award agreements) measured over the three-year performance period. Each Multi-Year PSU reflects the right to receive between 0% and 200% of the target number of shares based on actual three-year cumulative Adjusted EBITDA.

        In determining the target value of the Multi-Year RSUs and Multi-Year PSUs, our Board of Directors and the Acushnet Company Compensation Committee considered executive officer performance, potential future contributions and peer group analyses. Based on these considerations, our Board of Directors and the Acushnet Company Compensation Committee determined the appropriate annual target value of the long-term incentive grants and then multiplied the annual target value by three because the grants are intended to reflect anticipated compensation for the three-year period from 2016 to 2018 and the executives are not expected to receive any additional RSU or PSU grants in 2017 or 2018. The target number of shares underlying the Multi-Year RSU and Multi-Year PSU awards was determined by reference to the fair value of our common stock as of the date our Board of Directors approved the grants, which fair value was based on calculations prepared by an independent third party valuation company. See "Grants of Plan-Based Awards in 2016" below for additional information on the grants of Multi-Year RSUs and Multi-Year PSUs.

        In addition, on August 1, 2016, the Compensation Committee made a special award of Multi-Year RSUs and Multi-Year PSUs to Mr. Maher in connection with his appointment as Chief Operating Officer. This award is subject to the same vesting conditions described above. For additional information on this award, see "Grants of Plan-Based Awards in 2016" below.

Benefits and Perquisites

        The named executive officers receive various benefits in order to enhance their productivity, provide for healthcare needs and encourage work/life balance. The Company's primary benefits for the named executive officers include the Company's health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. The Company covers the costs of tax and estate planning fees, and, consistent with the Company's position as a leader in the golf industry, the named executive officers receive subsidized country club memberships. Each of the named executive officers also receives a limited amount of the Company's golf equipment, gear and wear.

        In addition, the Company provides Mr. Uihlein with a tax-gross up to cover the taxes due by Mr. Uihlein with respect to investment income related to his supplemental retirement plan trust.

        The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the "Summary Compensation Table" and related footnotes below for additional information about the value of benefits and perquisites provided to our named executive officers in 2016.

Retirement Plans

        The Company has a qualified defined benefit pension plan, a nonqualified defined benefit pension plan, a qualified defined contribution plan and post-employment welfare plans which provide for payment of retirement benefits to participants mainly commencing between the ages of 50 and 65, and for payment of certain disability benefits. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the defined benefit pension plans are generally determined on the basis of an employee's length of service and/or earnings.

        Pension Plan.    The Company has historically provided retirement plan benefits to its employees under the Acushnet Company Pension Plan, which we refer to as the "Pension Plan." The Pension Plan is a qualified defined benefit pension plan that provides retirement benefits commencing on the participant's normal retirement date, which is the first day of the calendar month coincident with or next following a participant's 65th birthday, based on participant earnings. Each of our named executive officers is a participant in the Pension Plan and is fully vested in his benefits under the Pension Plan. Payouts under the Pension Plan are normally made in the form of a life annuity, unless another payment option is elected. Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals were ceased for members (1) who have not attained 50 years of age and completed at least ten years of service or (2) who do not have a combined age and years of service of 70 or more.

        SERP.    The Company maintains a supplemental executive retirement plan, which we refer to as the "SERP," which is an unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Each of our named executive officers is a participant in the SERP and is fully vested in his benefits under the SERP. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant's retirement date, subject to any delay required under applicable tax rules. Effective December 31, 2015, the SERP was amended to cease benefit accruals for participants (1) who have not attained 50 years of age and completed at least ten years of service or (2) who do not have a combined age and years of service of 70 or more. From time to time, the Company may make contributions to a rabbi trust to fund the benefits under the SERP. In addition, the Company maintains a separate trust, pursuant to which it previously made annual contributions to fund a portion of Mr. Uihlein's SERP benefit, and provides a tax-gross up to Mr. Uihlein for investment income attributable to such trust.

        Defined Contribution Plan.    The Acushnet Company 401(k) Plan (the "401(k) Plan") allows participants to contribute a portion of their compensation into the 401(k) Plan, with the Company providing a matching contribution up to 3.5% of the participant's eligible compensation. Each of our named executive officers participates in the 401(k) Plan.

Retiree Health Benefits

        The Company maintains a retiree medical health plan, which provides medical coverage to employees who retire directly from the Company, have achieved the age of 55, have completed 10 or more years of service and were hired prior to January 1, 2004. The costs under the plan are shared between the Company and the retiree with the split costs based on years of service and date of retirement. This split is specific to each retiree and does not change over time. Under the plan, retirees and their spouses under age 65 are eligible for the same medical and dental plans available to active employees and retirees age 65 and over are eligible for retiree-specific plans.

Deferred Compensation

        The Company established a deferred compensation plan in 2005 for the purpose of providing deferred compensation for a select group of management or highly compensated employees, including the named executive officers. As of July 29, 2011, in connection with the sale of the Company by Beam, all Company matching contributions and employee contributions to the plan were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the plan is the portion of participants' accounts attributable to prior Company matching credits to the plan prior to July 29, 2011. See "—Nonqualified Deferred Compensation for 2016" below for information relating to the Excess Deferral Plan accounts of our named executive officers.

Severance and Change in Control Arrangements

  Executive Severance Plan

        The Company maintains the Acushnet Executive Severance Plan (the "Executive Severance Plan") under which Messrs. Burke, Maher and Nauman are eligible to receive severance benefits upon a termination of employment except terminations due to the named executive officer's resignation (other than a voluntarily termination because the named executive's job location has been relocated more than

35 miles from the participant's former job location, for which severance benefits are payable), retirement, death, disability or cause. See "—Potential Payments Upon Termination or Change in Control" below for information relating to the severance payable to our named executive officers under the Executive Severance Plan. Mr. Connor retired from the Company effective January 1, 2017 and is therefore no longer eligible to receive severance benefits under the Executive Severance Plan.

  Mr. Uihlein's Severance and Change in Control Agreement

        Mr. Uihlein is party to both a severance agreement and a change in control agreement that provide for benefits in the event of certain qualifying terminations as further described under "Potential Payments Upon Termination or Change in Control."

  Transition Agreement with Joseph Nauman

        In April 2017, the Company and Mr. Nauman entered into a transition agreement regarding Mr. Nauman's employment with the Company (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Nauman will continue to serve as the Company's Executive Vice President, Chief Legal Officer and Administrative Officer until December 31, 2017, unless Mr. Nauman's employment is terminated by either party prior to December 31, 2017. Mr. Nauman will continue to receive the same base salary and employment benefits to which he was entitled immediately prior to the execution of the Transition Agreement.

        If Mr. Nauman remains continuously employed through December 31, 2017, then subject to Mr. Nauman's (1) execution and non-revocation of a release of claims on December 31, 2017 and on December 31, 2018 and (2) continued compliance with confidentiality, non-competition, non-solicitation and non-disparagement covenants, Mr. Nauman will receive the following payments and benefits:

  •
  18 months of base salary, payable in monthly installments;

  •
  an amount equal to the greater of (x) Mr. Nauman's target bonus for 2017 and (y) the annual bonus payable to Mr. Nauman in respect of 2017 had Mr. Nauman remained employed by the Company through the bonus payment date (based on performance metrics applied to similarly situated senior executives), payable in accordance with the Company's regular payroll practices by no later than March 15, 2018;

  •
  continued health and welfare benefits for 18 months; and

  •
  Mr. Nauman's (x) 26,226 RSUs that are eligible to vest on January 1, 2018 and January 1, 2019 shall remain outstanding and eligible to vest on the applicable vesting date and (y) 78,678 PSUs that are eligible to vest on December 31, 2018 shall remain outstanding and eligible to vest on such vesting date (based on the performance metrics and adjustment schedule set forth in the applicable award agreement) (collectively, the "Equity Treatment").

        If Mr. Nauman's employment is terminated by the Company without "cause" prior to December 31, 2017, then in addition to the severance payments described above, Mr. Nauman will also receive, subject to the conditions set forth in the Transition Agreement:

  •
  an amount equal to the base salary that Mr. Nauman would have received had he remained employed through December 31, 2017, payable in a lump sum following his termination date; and

  •
  a cash amount equal to the vacation and sick leave Mr. Nauman would have accrued had he remained employed through December 31, 2017.

        Under the Transition Agreement, "cause" includes, but is not limited to, willful neglect or refusal to perform his material duties, misconduct, criminal acts, material violation of the Company's material policies, material violation of the restrictive covenants, fraud, embezzlement, misappropriation of funds or dishonesty.

        If Mr. Nauman's employment is terminated prior to December 31, 2017 for any other reason, he shall only be entitled to receive his accrued base salary, accrued and unused vacation and sick leave, and accrued and vested benefits under the Company's tax-qualified plans.

        Subject to Mr. Nauman's continued employment through December 31, 2017, Mr. Nauman shall become a senior advisor to the Company for the period beginning on January 1, 2018 and ending on March 15, 2019. During this consulting term, Mr. Nauman shall not be entitled to any compensation or benefits in respect of his consulting services other than the Equity Treatment.

        Other than the severance and change in control agreements between the Company and Mr. Uihlein and the Transition Agreement with Mr. Nauman described above, the Company has not entered into an employment agreement with any of its named executive officers.

Excise Taxes

        Mr. Uihlein's change in control agreement provides that to the extent that any or all of the change in control payments and benefits provided to Mr. Uihlein under the change in control agreement or any other plan, arrangement or agreement constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Uihlein an additional amount such that the net amount retained by Mr. Uihlein after the deduction of any excise, federal, state and local income tax will be equal to the payments he is entitled to under the change in control agreement. However, if the value of the payments Mr. Uihlein is entitled to do not exceed 330% of the base amount (as defined in the Code), no gross-up payment will be made and any change in control related payments and benefits would be reduced to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax, but only if the value of the reduction is equal to or less than 30% of Mr. Uihlein's base salary.

Compensation Committee Interlocks

        Mr. Yoon, Chairman of Acushnet Holdings Corp., who also served as President of Acushnet Holdings Corp. until May 11, 2016, is also Chairman of Fila USA, Inc. Ms. Estabrook, a director and member of the Compensation Committee of Acushnet Holdings Corp., is an executive officer of Fila USA, Inc.

Key Compensation Actions in 2017

        In April 2017, the Company entered into a Transition Agreement with Mr. Nauman pursuant to which Mr. Nauman will continue to serve as the Company's Executive Vice President, Chief Legal Officer and Administrative Officer until December 31, 2017, unless Mr. Nauman's employment is terminated by either party prior to such date. For additional information on the Transition Agreement, including the payments and benefits Mr. Nauman will receive thereunder, see "—Severance and Change in Control Arrangements—Transition Agreement with Joseph Nauman" above.

        In June 2017, in addition to the annual grant of restricted stock units for fiscal 2017, each non-executive director is expected to receive a "catch-up" grant of restricted stock units, representing a pro rata portion of the annual restricted stock unit grant, and intended to cover the period commencing on the pricing of the Company's initial public offering through the date of the 2017 Annual Meeting. These additional restricted stock units will vest on the one-year anniversary of the pricing of the Company's initial public offering.

Stock Ownership Policy

        In April 2017, the Board adopted a stock ownership policy reflecting the Board's belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with those of our shareholders. The policy provides that the Company's executive officers and directors are required to achieve and maintain minimum stock ownership amounts as follows:

Chief Executive Officer	6 times base salary
Chief Financial Officer and Chief Operating Officer	4 times base salary
Other Section 16 Officers	3 times base salary
Non-Executive Directors	3 times annual cash retainer

        Directors and executive officers subject to the policy must attain the required ownership amounts within five years from the later of (1) the date he or she first becomes subject to the stock ownership policy and (2) the date he or she begins service in his or her then-current office.

Code Section 162(m) Policy

        Subject to the transition period described below, as a public company Code Section 162(m) will limit our deduction for federal income tax purposes to no more than $1 million of compensation paid to certain executive officers in a taxable year. However, compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. We are eligible to claim the benefit of a special exemption that applies to compensation paid during a specified transition period under Section 162(m). This transition period extends until the first annual stockholders meeting that occurs after the fiscal year ending December 31, 2019, unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules. At such time as we are subject to the deduction limitations of Section 162(m), we expect that the Compensation Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions; however, the Compensation Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Jennifer Estabrook, Chair Gregory Hewett Christopher Metz

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid to or earned by the Company's named executive officers. For a description of the components of the Company's 2016 executive compensation program, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program."

Name and Principal Position	Year	Base Salary	Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(3)	All Other Compensation		Total
Walter Uihlein	2016	$1,086,000	$7,500,000	(4)	$9,491,096	$1,331,708	$15,843	$116,230	(5)	$19,540,877
President and Chief Executive	2015	$995,200	$1,120,000	(6)	—	$1,906,400	$449,346	$957,038		$5,427,984
Officer
William Burke	2016	$482,000	—		$3,217,320	$535,047	$381,764	$68,499	(7)	$4,684,630
Executive Vice President, Chief	2015	$401,100	—		—	$612,800	$185,036	$61,606		$1,260,542
Financial Officer and Treasurer
James Connor	2016	$502,000	—		$2,573,856	$511,881	$455,970	$61,755	(8)	$4,105,462
President, FootJoy	2015	$487,100	—		—	$731,200	$108,562	$62,410		$1,389,272
David Maher	2016	$433,385	—		$3,086,928	$454,684	$96,061	$22,186	(9)	$4,093,244
Chief Operating Officer
Joseph Nauman	2016	$463,426	—		$3,217,320	$530,584	$202,377	$52,557	(10)	$4,466,264
Executive Vice President, Chief
Legal and Administrative Officer

(1)
Represents aggregate grant date fair value of Multi-Year RSUs and Multi-Year PSUs granted to our named executive officers in 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"), without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 17 (Equity Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016. Terms of the Multi-Year RSUs and Multi-Year PSUs are summarized under "Compensation Discussion and Analysis—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)" above. With respect to the Multi-Year PSU grants, the estimate of the grant date fair value determined in accordance with ASC Topic 718, which is based on probable outcome as of the grant date, assumes vesting at target. Assuming the achievement of maximum performance, the aggregate grant date fair value of the Multi-Year PSUs for fiscal 2016 for each of our named executive officers would be as follows: Mr. Uihlein ($9,491,096); Mr. Burke ($3,217,320); Mr. Connor ($2,573,856); Mr. Maher ($3,086,928); and Mr. Nauman ($3,217,320).

(2)
Represents the actual amounts earned under the Company's annual cash incentive plan and LTIP during each of the years presented. For Mr. Uihlein, the amount for 2015 includes the 750 units granted under the 2015 Special LTIP whose value of $850 per unit was based on Plan Adjusted EBITDA for 2015 and excludes the 2,800 units granted under the 2015 Special LTIP that were subject to a fixed payout, as described in footnote (3) below. For each of Messrs. Burke and Connor, the amount for 2015 represents the payout amount for his 2014-2015 LTIP award. For additional information regarding these programs, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Annual Cash Incentives" and "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(3)
The values that appear in the table are the change in the present value of the retirement benefits. The change is impacted by additional service and pay, as well as changes in any of the valuation assumptions that are used to prepare the Company's consolidated financial statements. Because of changing actuarial assumptions, these values can vary significantly from year to year.

(4)
Pursuant to a letter agreement dated February 26, 2016, Mr. Uihlein was awarded a cash bonus in the amount of $7.5 million as consideration for past performance as the Company's President and Chief Executive Officer. One-third of the cash bonus was paid in a lump sum upon execution of the agreement, another third of the cash bonus was paid in a lump sum upon the closing of our initial public offering and the last third of the cash bonus was paid in a lump sum on December 31, 2016.

(5)
Includes a tax gross-up payment of $495 made by the Company related to investment income earned in Mr. Uihlein's SERP trust, $19,138 for unused accrued vacation, annual executive life insurance premiums paid by the Company in the amount of $54,797, an automobile allowance, annual reimbursement for country club dues and Company golf equipment, gear and wear.

(6)
Represents the portion of Mr. Uihlein's 2015 Special LTIP award that is subject to a fixed payout value of 2,800 units at $400 per unit. See "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)—2015 Special LTIP Award."

(7)
Includes annual executive life insurance premiums paid by the Company in the amount of $35,667, payments for financial planning services, compensation for unused accrued vacation, and annual reimbursement for country club dues and Company golf equipment, gear and wear.

(8)
Includes annual executive life insurance premiums paid by the Company in the amount of $33,030, annual reimbursement for country club dues and Company golf equipment, gear and wear.

(9)
Includes compensation for unused accrued vacation, and annual reimbursement for country club dues and Company golf equipment, gear and wear.

(10)
Includes annual executive life insurance premiums paid by the Company in the amount of $29,807, annual reimbursement for country club dues and Company golf equipment, gear and wear.

Grants of Plan-Based Awards in 2016

        The following table sets forth certain information with respect to grants of Multi-Year RSUs and Multi-Year PSUs during 2016. For additional information concerning these equity awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program."

		Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)		Grant date fair value of stock awards(5)
Walter Uihlein	June 15, 2016(1)	116,046	232,092	464,184		$4,745,548
	June 15, 2016(2)				232,092	$4,745,548
William Burke	June 15, 2016(1)	39,339	78,678	157,356		$1,608,660
	June 15, 2016(2)				78,678	$1,608,660
James Connor	June 15, 2016(1)	31,469	62,937	125,874		$1,286,928
	June 15, 2016(2)				62,937	$1,286,928
David Maher	June 15, 2016(1)	15,737	31,473	62,946		$643,478
	June 15, 2016(2)				31,473	$643,478
	August 1, 2016(3)	22,010	44,019	88,038		$899,986
	August 1, 2016(4)				44,019	$899,986
Joseph Nauman	June 15, 2016(1)	39,339	78,678	157,356		$1,608,660
	June 15, 2016(2)				78,678	$1,608,660

(1)
Reflects grants Multi-Year PSUs made pursuant to the 2015 Incentive Plan. For additional information concerning these equity awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(2)
Reflects grants Multi-Year RSUs made pursuant to the 2015 Incentive Plan. For additional information concerning these equity awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(3)
Reflects grant of Multi-Year PSUs made to Mr. Maher pursuant to the 2015 Incentive Plan in connection with his appointment as Chief Operating Officer. For additional information concerning these equity awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(4)
Reflects grant of Multi-Year RSUs made to Mr. Maher pursuant to the 2015 Incentive Plan in connection with his appointment as Chief Operating Officer. For additional information concerning these equity awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(5)
The amount represents the grant date fair value of Muti-Year RSU and Multi-Year PSU awards measured in accordance with the guidance in ASC Topic 718, utilizing the assumptions discussed in Note 17 (Equity Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016, without taking into account estimated forfeitures. With respect to the PSUs, the grant date fair value assumes vesting at target.

Outstanding Equity Awards as of December 31, 2016

	Stock Awards(1)
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Walter Uihlein	June 15, 2016	232,092	$4,574,533
	June 15, 2016			232,092	$4,574,533
William Burke	June 15, 2016	78,678	$1,550,743
	June 15, 2016			78,678	$1,550,743
James Connor	June 15, 2016	62,937	$1,240,448
	June 15, 2016			62,937	$1,240,448
David Maher	June 15, 2016	31,473	$620,333
	June 15, 2016			31,473	$620,333
	August 1, 2016	44,019	$867,614
	August 1, 2016			44,019	$867,617
Joseph Nauman	June 15, 2016	78,678	$1,550,743
	June 15, 2016			78,678	$1,550,743

(1)
Represents the Multi-Year RSUs and Multi-Year PSUs. See "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(2)
Values determined based on the closing market price of our common stock on December 30, 2016, the last trading day of 2016, of $19.71.

(3)
Reflects the number of shares of our Common Stock issuable under our Multi-Year PSUs assuming achievement at the target level of performance for these units. The target level of performance is reported for Multi-Year PSUs because the Company's performance from the beginning of the applicable performance period (January 1, 2016) through December 31, 2016, measured against the applicable performance goals, was greater than the threshold level of performance but did not exceed the target level of performance.

Option Exercises in 2016

        The following table sets forth information regarding the exercise of EARs during 2016 for the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)
Walter Uihlein	900,000	$18,207,000
William Burke	432,000	$8,739,360
James Connor	432,000	$8,739,360
Joseph Nauman	432,000	$8,739,360
David Maher	135,000	$2,731,050

(1)
Represents the EARs granted to the named executive officers under the EAR Plan. The EAR Plan expired on December 31, 2016 and the EARs became payable as of December 31, 2016. See "Compensation Discussion and Analysis—Components of our

  Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)—EARs."

(2)
The EARs were deemed to have been exercised on December 31, 2016, and were paid in two installments on February 17, 2017 and March 15, 2017. The value realized on exercise represents the difference between the grant date fair value of the EARs and the fair market value of our common stock on the date of exercise.

Pension Benefits for 2016

        The following table shows, as of December 31, 2016, each named executive officer's years of credited service, present value of accumulated benefit and benefits received, if any, under the Company's Pension Plan and the SERP.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Walter Uihlein	Acushnet Company Pension Plan	39.92	$1,552,379	—
	Acushnet Company Supplemental Retirement Plan	39.92	$11,973,003	—
William Burke(3)	Acushnet Company Pension Plan	32.58	$929,111	—
	Acushnet Supplemental Executive Retirement Plan	32.58	$2,164,443	—
James Connor	Acushnet Company Pension Plan	29.42	$1,314,861	—
	Acushnet Supplemental Executive Retirement Plan	29.42	$3,661,371	—
David Maher	Acushnet Company Pension Plan	25.67	$370,245	—
	Acushnet Supplemental Executive Retirement Plan	25.67	$278,471	—
Joseph Nauman	Acushnet Company Pension Plan	20.50	$777,629	—
	Acushnet Supplemental Executive Retirement Plan	24.50	$2,457,124	—

(1)
Number of years of credited service represents actual years of service.

(2)
Present value of accumulated benefit is calculated by using a discount rate of 4.54% for the Pension Plan and 4.43% for the SERP.

(3)
Mr. Burke's benefit reflects full controlled group benefit service with an offset for a benefit accrued and payable under a former controlled group company pension plan.

        Pension Plan.    The Pension Plan is a tax qualified defined benefit pension plan and the SERP is a nonqualified defined benefit pension plan. Each plan provides for payment of retirement benefits to a plan participant commencing between the ages of 50 and 65, as well as for payment of certain disability pension benefits. After attaining age 50 or completing five years of vesting service a plan participant acquires a vested right to future benefits. The benefits payable under each of the plans are generally determined on the basis of an employee's length of service and/or earnings and are normally paid as an annuity unless a lump sum election is made.

        Each of the plans generally provides unreduced retirement benefits commencing on the participant's normal retirement date, which is the first day of the calendar month coincident with or next following a participant's 65th birthday, but a participant can receive reduced pension benefits as early as age 50. The Pension Plan provides benefits payable as either an annuity or a lump sum. Each of the named executive officers participates in the Pension Plan, is fully vested in his benefits under the Pension Plan and, other than Mr. Maher, can commence his pension benefits immediately upon termination of employment. Upon attaining age 50, Mr. Maher can commence his pension benefits immediately upon termination.

        Upon retirement, a salaried participant in the Pension Plan, such as the named executive officers, is entitled to a benefit equal to the sum of (a) 0.9% of his average monthly rate of earnings multiplied by his years of credited service and (b) 0.55% of that portion of his average monthly rate of earnings that is in excess of his covered compensation, multiplied by the lesser of (1) 35 and (2) his years of credited service as a salaried employee. Average monthly compensation for this calculation is limited in accordance with the U.S. Internal Revenue Service (the "IRS") compensation limit regulations under Code section 401(a)(17). Plan participants, including Messrs. Burke and Nauman, who transferred directly to the Company from another company in the Company's prior controlled group (prior to July 2011), receive a benefit reflecting all service in the controlled group determined using the plan formula, with an offset for the benefit payable from the pension plan of the former controlled group company. At December 31, 2015, the Pension Plan was amended to freeze benefit accruals for certain participants and limit ongoing benefit accruals for other participants, based on age and service at that date. For participants who at December 31, 2015 had attained age of 50 and had completed at least ten years of service or had a combined age and years of service of 70 or more, the monthly benefit amount payable under the Pension Plan will equal the sum of (a) the participant's frozen accrued pension benefit at December 31, 2015, plus (b) benefit accruals after that time reflecting only service and pay earned in 2016 and the benefit formula described above, but with final average monthly compensation limited to $150,000.

        If a plan participant dies after age 50 and before benefits commence under the Pension Plan, his spouse will generally be entitled to monthly pension benefits commencing on the first day of the month following the named executive officer's death equal to 50% of the named executive officer's assumed retirement pension, which is the monthly amount of pension benefits that he would have received had he retired immediately prior to his death while the joint and survivor annuity was in effect with a provision for continuance of 50% of his reduced amount of retirement benefit to his spouse. The spouse may instead elect to receive a lump distribution equal to an amount that would be actuarially equivalent to the monthly benefit otherwise payable. If the plan participant has no spouse, his beneficiary will be eligible to receive a lump sum distribution, calculated as noted above, using the assumption that the participant and beneficiary were of the same age. See "—Pension Benefits for 2016" above for information relating to the accumulated benefits of our named executive officers.

        SERP.    The SERP is a nonqualified, unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Upon a participant's retirement, the participant will be entitled to a benefit under the SERP equal to the difference between (a) and (b), where (a) is the sum of (A) 0.9% of his average monthly rate of earnings multiplied by his years of credited service and (B) 0.55% of that portion of his average monthly rate of earnings that is in excess of his covered compensation, multiplied by the lesser of (1) 35 and (2) his years of credited service as a salaried employee, and (b) is the benefit payable under the Pension Plan. Monthly average compensation for items (A) and (B) immediately above is not limited. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant's retirement date, subject to any delay required under applicable tax rules.

        Each of Mr. Uihlein, Mr. Connor and Mr. Nauman is eligible to receive full retirement benefits under the Pension Plan and SERP. Mr. Burke is eligible to receive early retirement benefits under the Pension Plan and SERP. Mr. Maher will become eligible to receive early retirement benefits upon attainment of age 50. If a participant retires early, he will be entitled to elect (1) a monthly retirement benefit as calculated above that commences on his normal retirement date or (2) a reduced benefit payable at his early retirement date. The early retirement benefit is equal to the 0.9% portion of his pension benefit reduced by the number of months by which his annuity starting date precedes his early retirement age (defined as age 64 for Mr. Burke) multiplied by 0.003 and (b) 0.55% of the portion of his benefit reduced by 0.5% for each of the first 60 months that his annuity starting date precedes the early retirement age or (y) 0.3% for each month in excess of 60 that the annuity starting date precedes the early retirement age. Mr. Connor retired from the Company effective January 1, 2017. Because Mr. Connor retired after his regular retirement date, he was eligible to receive full retirement benefits as described above.

        Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP. For Mr. Uihlein, the Company has historically made annual contributions to a trust owned by Mr. Uihlein to fund a portion of Mr. Uihlein's SERP benefit. Upon Mr. Uihlein's termination of employment, a final contribution will be made to his trust in an amount which when added to the existing balance will equal the present value of the after-tax single sum equivalent of his supplemental retirement benefit to be paid within 60 days following his termination or death, or in the case of a termination for disability, within 60 days of his becoming disabled, in each case, subject to any delay required under applicable tax rules.

Nonqualified Deferred Compensation for 2016

        The following table provides a summary of the named executive officers' accounts that remain outstanding in the Company's nonqualified executive deferral plan ("EDP") for 2016. As of July 29, 2011, in connection with the sale of the Company by Beam all Company matching contributions and employee contributions to the plan were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the plan is the portion of participants' accounts attributable to Company matching credits to the plan prior to July 29, 2011. See "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Deferred Compensation" above.

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year
Walter Uihlein	—	—	$26,630	—	$306,418
William Burke	—	—	$5,634	—	$95,317
James Connor	—	—	$20,205	—	$158,313
David Maher	—	—	$1,448	—	$31,014
Joseph Nauman	—	—	$9,142	—	$127,623

        Each of the named executive officers participates in the EDP and is fully vested in his account balance. Upon a separation from the Company, these named executive officers are entitled to the value of their accounts in a lump sum no later than (1) December 31st of the year in which the separation occurs or (2) 90 days following the date of termination, subject to any delay required under applicable tax rules.

        Account balances are invested in a variety of mutual funds selected by the plan participants from a list of fund investment options similar to the investment options available under the Company's defined contribution plan. Participants earn annual market rate returns based on the fund's performance.

Potential Payments Upon Termination or Change in Control

        The table below quantifies the potential payments and benefits that would be provided to each named executive officer under each of the termination or change in control circumstances listed. The amounts shown are based on the assumption that the triggering event took place on December 30, 2016, which was the last business day of 2016.

        The amounts shown in the table below do not include:

  •
  payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment or other circumstance and do not discriminate in scope, terms or operation in favor of the named executive officers;

  •
  regular pension benefits under our Pension Plan or the SERP. See "—Pension Benefits for 2016" above; or

  •
  distributions of plan balances under our 401(k) Plan or the EDP. See "—Nonqualified Deferred Compensation for 2016" above for information relating to the distributions of the EDP account balances of our named executive officers.

 Potential Payments Upon Termination or Change in Control

	Retirement(1)	Involuntary Termination without Cause or Voluntary Termination with Good Reason	Termination For Cause	Death or Disability	Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason
Walter Uihlein
Annual incentive award(2)	1,331,708	1,331,708	—	1,331,708	1,331,708
LTIP awards(3)	—	—	—	—	—
Acceleration of Equity Awards(4)	3,049,689	—	—	—	9,149,067
Cash severance payment(5)	—	6,829,285	—	—	10,013,956
Health Insurance(6)	—	138,732	—	—	208,098
Life insurance	—	—	—	6,077,400	—
Accrued and unpaid vacation	104,423	104,423	104,423	104,423	104,423

Total	$4,485,820	$8,404,148	$104,423	$7,513,531	$20,807,252
William Burke
Annual incentive award(2)	307,347	307,347	—	307,347	307,347
LTIP awards(3)	227,700	227,700	—	227,700	227,700
Acceleration of Equity Awards(4)	1,033,829	—	—	—	3,101,487
Cash severance payment(5)	—	723,000	—	—	964,000
Life insurance	—	—	—	2,812,000	—
Accrued and unpaid vacation	46,346	46,346	46,346	46,346	46,346

Total	$1,615,222	$1,304,393	$46,346	$3,393,393	$4,646,880
James Connor
Annual incentive award(2)	246,231	246,231	—	246,231	246,231
LTIP awards(3)	265,650	265,650	—	265,650	265,650
Acceleration of Equity Awards(4)	826,992		—	—	2,480,977
Cash severance payment(5)	—	753,000	—	—	1,004,000
Life insurance	—		—	2,827,200	—
Accrued and unpaid vacation	48,269	48,269	48,269	48,269	48,269

Total	$1,387,142	$1,313,150	$48,269	$3,387,350	$4,045,127
David Maher
Annual incentive award(2)	302,884	302,884	—	302,884	302,884
LTIP awards(3)	151,800	151,800	—	151,800	151,800
Acceleration of Equity Awards(4)	991,965	—	—	—	2,975,895
Cash severance payment(5)	—	712,500	—	—	950,000
Life insurance	—	—	—	1,842,000	—
Accrued and unpaid vacation	36,538	36,538	36,538	36,538	36,538

Total	$1,483,187	$1,203,722	$36,538	$2,333,222	$4,417,117
Joseph Nauman
Annual incentive award(2)	302,884	302,884	—	302,884	302,884
LTIP awards(3)	227,700	227,700	—	227,700	227,700
Acceleration of Equity Awards(4)	1,033,829	—	—	—	3,101,487
Cash severance payment(5)	—	712,500	—	—	950,000
Life insurance	—	—	—	2,676,000	—
Accrued and unpaid vacation	36,538	36,538	36,538	36,538	36,538

Total	$1,600,951	$1,279,622	$36,538	$3,243,122	$4,618,609

(1)
Each of the named executive officers, with the exception of David Maher, is retirement eligible under the awards and/or plans applicable to him as of December 31, 2016 and therefore any voluntary termination by the named executive officer, other than a termination for good reason, has been treated as a retirement for purposes of this table. Mr. Maher will become retirement eligible upon the attainment of age 50 in February, 2018. With respect to Mr. Maher, in the case of a voluntary termination, other than a voluntary termination for good reason, Mr. Maher would be eligible to receive all of the amounts listed under "Retirement" with the exception of the accelerated equity awards.

(2)
Represents value of the annual cash incentive award earned for 2016 as included in the Summary Compensation Table. Other than in the case of a termination by the Company for cause, the named executive officer would receive the annual cash incentive award earned for 2016 even if his employment terminated prior to the actual cash payout date in 2017. See "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Annual Cash Incentives."

(3)
For Messrs. Burke, Connor, Maher and Nauman, represents the value of the 2015-2016 LTIP award. Other than in the case of a termination by the Company for cause, the named executive officer would receive the 2015-2016 LTIP award earned through December 31, 2016 even if his employment terminated prior to the actual cash payout date in 2017.

(4)
Represents the pro rata vesting of the Multi-Year RSUs and Multi-Year PSUs in accordance with the terms of the applicable award agreements. The value attributable to the acceleration of unvested RSUs and PSUs is based on the closing price of our common stock ($19.71) on December 30, 2016, the last business day of 2016. With respect to the acceleration of the Multi-Year PSUs, reflects performance at target level. For more information on these awards, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)."

(5)
For Mr. Uihlein represents the amounts payable under his severance and change in control agreements as described below.

  For Messrs. Burke, Connor, Maher and Nauman the cash severance amount represents the amounts payable to the named executive officer under the Executive Severance Plan as described below. Consistent with the terms of the Executive Severance Plan, in determining the amount of severance benefits for each of the named executive officers, the amount of the annual cash incentive to be paid as part of the severance benefits was offset by the annual incentive award earned by the named executive officer for 2016 (as provided in table above and denoted by footnote (2) above) which resulted in the payment of $0 annual cash incentive as part of the severance benefits.

(6)
For Mr. Uihlein, represents the annual premium amounts for medical, dental, life and disability insurance in accordance with the provisions of his severance and change in control agreements as described below.

Severance and Change in Control Arrangements

  Executive Severance Plan

        If a Severance Plan participant's employment is terminated (1) by the Company other than for cause or (2) by the participant because the participant's job location has been relocated more than 35 miles from the participant's former job location, the participant will receive (a) 18 months of base salary plus (b) one year of bonus (based on the target bonus for the year of termination) offset by any bonus amount actually paid under the terms of the Company's annual bonus plan for the year of termination, payable in installments.

        Under the Severance Plan, "cause" includes but is not limited to misconduct, negligence, dishonesty, criminal act, excessive absenteeism, and willful failure to perform job responsibilities and other conduct determined under the Company's code of conduct or other policies to be "cause."

        If a change in control occurs and, within 18 months of the change of control (1) the Company terminates the participant other than for cause, (2) the participant voluntary terminates employment because his job location has been relocated more than 35 miles from his former job location, or (3) the participant voluntarily terminates his employment due to (a) a material diminution in the duties, authority or responsibilities or (b) a material negative change in the participant's compensation, the participant will receive: (x) 24 months of base salary plus (y) one year of annual cash incentive (based on the greater of (a) target bonus for the year of termination or (b) the annual cash incentive that would have been paid using the Company's most recent financial performance outlook report that is available as of the employee's termination date), in each case offset by any annual cash incentive amount actually paid under the terms of the Company's annual cash incentive plan for the year of termination, payable in installments.

        Payments under the Severance Plan are subject to execution of a release of claims. For a period of 12 months after separation from employment, a participant may not, personally or on behalf of another party, whether directly or indirectly solicit for employment any person employed by the Company in a salaried position during the year before separation from employment.

  Mr. Uihlein's Severance and Change in Control Agreements

        Under his severance agreement, if Mr. Uihlein is terminated by the Company other than for cause or if he resigns for good reason, he will be entitled to:

  •
  two times the sum of (1) his base salary; (2) his target annual incentive compensation under the annual cash incentive plan and (3) the amount that would have been required to be allocated to his account under the 401(k) Plan and Company contributions under the SERP, paid ratably over a 12-month period (unless payable within two years following a change in control, in which case the payments are made in a lump sum six months following the termination date);

  •
  continued health and welfare benefits for two years following his termination (with Mr. Uihlein paying the active employee rate);

  •
  an amount equal to the excess of (1) the sum of the aggregate monthly amounts of payments he would have been entitled to under the terms of each of the Company's pension plans if he remained a fully vested active participant and accumulated two additional years of service thereunder over (2) the sum of the aggregate monthly amounts of payments he would be entitled to under each of the Company's pension plans, payable at the time payments are made under the SERP; and

  •
  the (1) unpaid portion of his annual incentive compensation under the annual cash incentive plan for the calendar year immediately preceding the year in which the termination occurs and (2) annual cash incentive compensation under the annual cash incentive plan for the calendar year in which the termination occurs, payable at the time the annual incentive awards for that year are normally paid, in an amount equal to Mr. Uihlein's target percentage prorated for the portion of the year through the termination date.

        Under Mr. Uihlein's severance agreement, "cause" generally includes (1) an act or acts of dishonesty on Mr. Uihlein's part that results in Mr. Uihlein being indicted for a felony, or (2) Mr. Uihlein's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Mr. Uihlein by our Board of Directors which specifically identifies the manner in which our Board of Directors believes that Mr. Uihlein has not substantially performed his duties and Mr. Uihlein is given a reasonable time after such demand substantially to perform his duties.

        Under the severance agreement, Mr. Uihlein has "good reason" to resign if he voluntarily terminates his employment due to (1) a material change in his duties, without his express written consent, except in connection with the termination of his employment as a result of his death or by the Company for disability or cause or by Mr. Uihlein other than for good reason; (2) a reduction by the Company in Mr. Uihlein's then current base salary; (3) the failure of the Company to substantially maintain and to continue Mr. Uihlein's participation in the Company's benefit plans unless participation in such plans ceases for similarly situated senior executives; (4) the relocation of the offices at which Mr. Uihlein is employed to a location more than 35 miles from his location at the time the severance agreement was entered into or requiring Mr. Uihlein to relocate to any office other than the Company's principal executive offices, except for required travel on the Company's business; (5) any reduction in the number of vacation days provided to Mr. Uihlein, unless such reduction is applicable to officers of the Company generally; (6) any failure of the Company to require any successor to assume and agree to perform his severance agreement; or (7) any purported termination of Mr. Uihlein's employment which is not effected pursuant to a notice of termination satisfying the requirements of his agreement. Mr. Uihlein must provide written notice to the Company of the existence of good reason no later than 90 days after its initial existence and the Company will have 30 days to cure such good reason condition.

        Severance benefits are subject to Mr. Uihlein's signing of a release of claims. Under the severance agreement, Mr. Uihlein is subject to 12-month confidentiality, non-compete and non-solicitation covenants under which Mr. Uihlein shall hold all confidential trade secrets in confidence, and shall not (1) engage in nor be competitively employed by or render any services for any business in the United States, Canada, Asia, Mexico or Europe which is directly competitive with any significant business in which the Company or any of its affiliates was engaged during the two-year period preceding Mr. Uihlein's termination, and (2) solicit business from nor cause others to solicit business that competes with the Company's or any affiliate's line of products from any entities which were customers of the Company during Mr. Uihlein's employment or which were targeted as potential customers during his employment.

        If a change in control occurs and Mr. Uihlein is subsequently terminated without cause (as defined above for the severance agreement) or resigns for good reason within three years of a change in control, he will be entitled to:

  •
  2.99 times the sum of (1) his base salary; (2) his target annual incentive compensation under the annual cash incentive plan; and (3) the amount that would have been required to be allocated to his account under the 401(k) Plan, payable in a lump sum on the eighth day following the termination date;

  •
  continued health and welfare benefits for three years following his termination (with Mr. Uihlein paying the applicable COBRA rate);

  •
  an amount equal to the excess of (1) the sum of the aggregate monthly amounts of pension payments he would have been entitled to under the terms of the Company's pension plans if he remained a fully vested active participant and accumulated three additional years of age and service thereunder over (2) the sum of the aggregate monthly amounts of pension payments he would be entitled to under such pension plans upon his termination; and

  •
  the (1) unpaid portion of his incentive compensation under the annual cash incentive plan for the calendar year immediately preceding the year in which the termination occurs and (2) incentive compensation under the annual cash incentive plan for the calendar year in which the termination occurs, payable at the time the annual incentive awards for that year are normally paid based on the Company's actual performance.

        Any benefits paid under the change in control agreement will be offset by the benefits payable above under Mr. Uihlein's severance agreement. Benefits under the change in control agreement are subject to Mr. Uihlein signing a release of claims.

        In addition, Mr. Uihlein's change in control agreement provides that to the extent that any or all of the change in control payments and benefits provided to Mr. Uihlein under the change in control agreement constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Uihlein an additional amount such that the net amount retained by Mr. Uihlein after the deduction of any excise, federal, state and local income tax will be equal to the payments he is entitled to under the change in control agreement. However, if the value of the payments Mr. Uihlein is entitled to do not exceed 330% of the base amount, no gross-up payment will be made and any payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax, but only if the value of the reduction is equal to or less than 30% of Mr. Uihlein's base salary. For purposes of the quantification of possible payments due to Mr. Uihlein in each of the scenarios set forth in the table under the heading "Potential Payments Upon Termination or Change in Control" above, it is assumed that no excise taxes would be imposed. As such, the amounts in the table do not reflect a gross-up payment with respect to any excise tax imposed by Section 4999 of the Code.

        Under the change in control agreement, Mr. Uihlein has "good reason" to resign if he voluntarily terminates his employment due to (1) without Mr. Uihlein's express written consent, the assignment to Mr. Uihlein of any duties inconsistent with his positions, duties, responsibilities and status with the Company at the time of a change in control, or a change in his reporting responsibilities, titles or offices as in effect at the time of a change in control, or any removal of him from, or any failure to re-elect him to, any of such positions, except in connection with the termination of his employment as a result of his death or by the Company for disability or cause or by Mr. Uihlein other than for good reason; (2) a reduction by the Company in Mr. Uihlein's then current base salary; (3) the failure of the Company to substantially maintain and to continue Mr. Uihlein's participation in the Company's benefit plans as in effect at the time of a change in control and with all subsequent improvements (other than those plans or improvements that have expired in accordance with their original terms), or the taking of any action which would materially reduce Mr. Uihlein's benefits under any of such plans or deprive Mr. Uihlein of any material fringe benefit enjoyed by him at the time of a change in control; (4) the target bonus awarded to Mr. Uihlein under the incentive compensation plan of the Company subsequent to a change in control being less than such amount last awarded to him prior to a change in control; (5) the sum of Mr. Uihlein's base salary and amount paid to him as incentive compensation under the incentive compensation plan of the Company for the calendar year in which the change in control occurs or any subsequent year being less than the sum of his base salary and the amount awarded (whether or not fully paid) to him as incentive compensation under the incentive compensation plan of the Company for the calendar year prior to the change in control or any subsequent calendar year in which the sum of such amounts was greater; (6) the relocation of the offices at which Mr. Uihlein is employed to a location more than 35 miles from his location at the time of a change in control or the Company requiring Mr. Uihlein to be based anywhere other than at such offices, except for required travel on the Company's business to an extent substantially consistent with Uihlein's business travel obligations at the time of a change in control; (7) the failure of the Company to provide Mr. Uihlein with a number of paid vacation days at least equal to the number of paid vacation days to which he is entitled at the time of change in control; (8) any purported termination of Mr. Uihlein's employment which is not effected pursuant to a notice of termination satisfying the requirements of his agreement; or (9) Mr. Uihlein's good faith determination that due to a change in control he is not able effectively to discharge his duties.

Transition Agreement with Joseph Nauman

        In April 2017, the Company entered into a Transition Agreement with Mr. Nauman pursuant to which Mr. Nauman will continue to serve as the Company's Executive Vice President, Chief Legal Officer and Administrative Officer until December 31, 2017, unless Mr. Nauman's employment is terminated by either party prior to such date. For additional information on the Transition Agreement, including the payments and benefits Mr. Nauman will receive thereunder, see "—Severance and Change in Control Arrangements—Transition Agreement with Joseph Nauman" above.

LTIP

        Retirement, death or disability.    If a participant retires, dies or becomes disabled during a performance period, the participant will be eligible for a prorated award based on service while an active participant (measured in months with a partial month rounded up) during the performance period, with payment of the award made following the end of the performance period. For purposes of the LTIP, "retire" means to terminate employment on or after attaining age 55 and completing at least ten years of service with the Company and its affiliates, and "disabled" means disabled as defined in the Company's long term disability plan. If a participant's employment with the Company and all of its then-current affiliates is terminated for cause prior to the end of a performance period, no awards for that period will be paid under the LTIP.

        Change in control.    In the event of a change in control, all outstanding awards under the LTIP will be paid out as soon as practicable following such change in control (1) as if all performance periods have been completed and based on actual performance data to the extent available and the Company's forecast in the performance outlook report for the remainder of the applicable performance period, but (2) prorated (measured in months with a partial month rounded up) for the portion of any relevant performance period ending on the date of such change in control. Under the LTIP, the term "change in control" has the same meaning ascribed to such term in the Severance Plan.

Director Compensation

        For fiscal 2016 prior to our initial public offering, we did not provide director compensation to our non-executive directors. However, all of our directors were and continue to be reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the board of directors of Acushnet Holdings Corp. or Acushnet Company.

        In connection with our initial public offering, the board of directors of Acushnet Holdings Corp. approved the following annual compensation for its directors:

  •
  The chairperson of the board of directors receives a $110,000 annual cash retainer paid quarterly in arrears and an annual grant of RSUs with a fair market value at the time of grant of $140,000. Such RSUs will vest on the earlier of the one-year anniversary of the grant or the next annual stockholders' meeting.

  •
  Non-executive board members, other than the chairperson, receive a $70,000 annual cash retainer paid quarterly in arrears and an annual grant of RSUs with a fair market value of at the time of grant of $100,000. Such RSUs will vest on the earlier of the one-year anniversary of the grant or the next annual stockholders' meeting.

  •
  The audit committee chairperson receives an additional $25,000 annual cash retainer; the compensation committee chairperson receives an additional $20,000 annual cash retainer and the nominating and corporate governance committee chairperson receives an additional $10,000 annual cash retainer; in each case paid quarterly in arrears.

  •
  Audit committee members, other than the audit committee chairperson, receive an additional $12,500 annual cash retainer; compensation committee members, other than the compensation committee chairperson, receive an additional $10,000 annual cash retainer and nominating and corporate governance committee members, other than the nominating and corporate governance committee chairperson, receive an additional $5,000 annual cash retainer; in each case paid quarterly in arrears.

        These annual compensation arrangements took effect immediately following our initial public offering with the first annual grant of RSUs to be made in June 2017. In June 2017, in addition to the annual grant of RSUs for 2017, each non-executive director is expected to receive a "catch-up" grant of RSUs, representing a pro rata portion of the annual RSU grant, and intended to cover the period commencing on the pricing of the Company's initial public offering through the date of the 2017

Annual Meeting. These additional RSUs will vest on the one-year anniversary of the pricing of the Company's initial public offering.

        Following our initial public offering, our board of directors adopted the Acushnet Holdings Corp. Independent Directors Deferral Plan, which generally permits non-executive directors the opportunity to defer delivery of common stock (and associated income taxes) following the vesting of RSUs.

        The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for 2016.

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation		Total
Yoon Soo (Gene) Yoon(1)	$1,092,900	—	$670,084	—	$30,101	(2)	$1,793,085
Jennifer Estabrook	$15,833	—	—	—	—		$15,833
Gregory Hewett	$15,417	—	—	—	—		$15,417
Christopher Metz	$13,333	—	—	—	—		$13,333
Sean Sullivan	$15,833	—	—	—	—		$15,833
Steve Tishman	$13,750	—	—	—	—		$13,750
David Valcourt	$13,333	—	—	—	—		$13,333
Norman Wesley	$12,500	—	—	—	—		$12,500

(1)
In addition to serving as chairman of our board of directors, Mr. Yoon served as President of the Company from 2011 until May 2016. During 2016, Mr. Yoon earned $18,333 in director fees. The remainder of his compensation reflects amounts earned in his capacity as President. Not included in Mr. Yoon's compensation for 2016 is $50,979,600 realized on the payout of EARs on February 17, 2017 and March 15, 2017. For additional information on the EARs, see "Compensation Discussion and Analysis—Components of our Executive Compensation Program—Analysis of Long-Term Incentives (LTIP, EAR, Multi-Year RSUs and Multi-Year PSUs)—EARs."

(2)
Reflects the Company's reimbursement of health care premiums paid by Mr. Yoon.

Equity Compensation Plans.

  Summary of our 2015 Incentive Plan

        On January 22, 2016, the Company's board of directors adopted and stockholders approved the Acushnet Holdings Corp. 2015 Incentive Plan, which we refer to as our 2015 Incentive Plan.

        Purpose.    The purpose of the 2015 Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

        Administration.    Our 2015 Incentive Plan is administered by the Company's board of directors and the Company's compensation committee (each, as applicable, the "Administrator"). The Administrator has the sole and plenary authority to establish the terms and conditions of any award, consistent with the provisions of our 2015 Incentive Plan. The Administrator is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in our 2015 Incentive Plan and any instrument or agreement relating to, or any award granted under, our 2015 Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the

Administrator deems appropriate for the proper administration of our 2015 Incentive Plan; and to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of our 2015 Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our 2015 Incentive Plan. Any such allocation or delegation may be revoked by the Administrator at any time. Unless otherwise expressly provided in our 2015 Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to our 2015 Incentive Plan or any award or any documents evidencing awards granted pursuant to our 2015 Incentive Plan are within the sole discretion of the Administrator, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders.

        Shares Subject to our 2015 Incentive Plan.    Our 2015 Incentive Plan provides that the total number of shares of common stock that may be issued under our 2015 Incentive Plan is 8,190,000, 4,501,251 shares of which remained available for future grants as of December 31, 2016. The maximum number of shares for which incentive stock options may be granted under the plan is 8,190,000; the maximum number of shares for which options or stock appreciation rights may be granted to any individual participant during any single fiscal year is 1,485,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 1,485,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, will not exceed $1,000,000 in total value; and the maximum amount that may be paid to any individual participant for a single fiscal year under a performance compensation award denominated in cash is $10,000,000. Except for substitute awards (as described below), if any award expires or is canceled, forfeited, terminated, lapses, or otherwise settles without the delivery of the full number of shares subject to such award, including as a result of net settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under our 2015 Incentive Plan, unless the shares are surrendered after the termination of our 2015 Incentive Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Administrator, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as "substitute awards"), and such substitute awards will not be counted against the total number of shares that may be issued under our 2015 Incentive Plan, except that substitute awards intended to qualify as "incentive stock options" will count against the limit on incentive stock options described above. No award may be granted under our 2015 Incentive Plan after the tenth anniversary of the effective date of the plan, but awards theretofore granted may extend beyond that date.

        Options.    The Administrator may grant non-qualified stock options and incentive stock options, under our 2015 Incentive Plan, with terms and conditions determined by the Administrator that are not inconsistent with our 2015 Incentive Plan; provided, that all stock options granted under our 2015 Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the

Code. The maximum term for stock options granted under our 2015 Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by our insider trading policy (or "blackout period" imposed by us), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (i) in cash or its equivalent at the time the stock option is exercised; (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Administrator; or (iii) by such other method as the Administrator may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the exercise price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a "net exercise" procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

        Stock Appreciation Rights.    The Administrator may grant stock appreciation rights, with terms and conditions determined by the Administrator that are not inconsistent with our 2015 Incentive Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Administrator) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Administrator at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

        Restricted Shares and Restricted Stock Units.    The Administrator may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Administrator, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our 2015 Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than, or in addition to, the passage of time, any dividends payable on such restricted shares of common stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Administrator, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the sole discretion of the Administrator, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Administrator), which will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units.

        Other Stock-Based and Cash-Based Awards.    The Administrator may issue unrestricted common stock, rights to receive grants of awards at a future date, awards that are not stock appreciation rights or restricted stock units or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units) under our 2015 Incentive Plan, including performance-based awards, with terms and conditions determined by the Administrator that are not inconsistent with our 2015 Incentive Plan.

        Performance Compensation Awards.    The Administrator may also designate any award as a "performance compensation award" intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Administrator also has the authority to make an award of a cash incentive to any participant and designate such award as a performance compensation award under our 2015 Incentive Plan. The Administrator has the sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of our performance (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and are limited to the following: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flows, free cash flows, or cash flows return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other 'value creation' metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; (xxviii) free cash flow before debt service; (xxix) working capital efficiency or (xxx) any combination of the foregoing. Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure our performance as a whole or any of our divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination thereof as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. Unless otherwise determined by the Administrator at the time a performance compensation award is granted, the Administrator will, during the first 90 days of a performance period (or, within any other maximum period allowed under Section 162(m) of the Code) or at any time thereafter to the extent the exercise of such authority at such time would not cause the performance compensation awards granted to any participant for such performance period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20

(or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; and (10) a change in our fiscal year.

        Following the completion of a performance period, the Administrator will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant's performance compensation award for a performance period, the Administrator has the discretion to reduce or eliminate the amount of the performance compensation award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable award agreement, the Administrator does not have the discretion to (A) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for such performance period have not been attained; or (B) increase a performance compensation award above the applicable limitations set forth in the 2015 Incentive Plan.

        Effect of Certain Events on 2015 Incentive Plan and Awards.    In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change in control, as defined in our 2015 Incentive Plan) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a change in control) affecting us, any affiliate, or the financial statements of us or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that, in either case, an adjustment is determined by the Administrator in its sole discretion to be necessary or appropriate, then the Administrator must make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of: (i) adjusting any or all of (A) the share limits applicable under our 2015 Incentive Plan with respect to the number of awards which may be granted thereunder; (B) the number of our shares of common stock or other securities which may be issued in respect of awards or with respect to which awards may be granted under our 2015 Incentive Plan and (C) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock or other securities subject to outstanding awards or to which outstanding awards relate (with any increase requiring the approval of our board of directors), (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Administrator (which if applicable may be based upon the price per share of common stock received or to be received by other stockholders in such event), including, without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof. For the avoidance of doubt, the Administrator may cancel any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.

        Nontransferability of Awards.    An award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Administrator may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant's family members, any trust established solely for the benefit of a participant or such participant's family members, any partnership or limited liability company of which a participant or such participant and such participant's family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as "charitable contributions" for tax purposes.

        Amendment and Termination.    Our board of directors may amend, alter, suspend, discontinue, or terminate our 2015 Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to our 2015 Incentive Plan or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under our 2015 Incentive Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in our 2015 Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not, to that extent, be effective without such individual's consent.

        The Administrator may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, that without stockholder approval, except as otherwise permitted in our 2015 Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (ii) the Administrator may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or stock appreciation right; and (iii) the Administrator may not take any other action which is considered a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

        Dividends and Dividend Equivalents.    The Administrator, in its sole discretion, may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Administrator in its sole discretion; provided, that no dividends or dividend equivalents will be payable in respect of outstanding (i) options or stock appreciation rights or (ii) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividends or dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become payable or distributable).

        Clawback/Forfeiture.    An award agreement may provide that the Administrator may, in its sole discretion, cancel such award if the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Administrator in its sole discretion. The Administrator may also provide in an award agreement that if the participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company. Without limiting the foregoing, all awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

PRINCIPAL STOCKHOLDERS

        The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 17, 2017 by:

  •
  each person, or group of persons, known by us to own beneficially more than 5% of our outstanding shares of common stock;

  •
  each of our named executive officers for 2016;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 17, 2017 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

        For further information regarding material transactions between us and the principal stockholders, see "Certain Relationships and Related Party Transactions."

        Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Acushnet Holdings Corp., 333 Bridge Street, Fairhaven, Massachusetts 02719.

Name of beneficial owner	Number	Percentage
Stockholders:
Fila Korea(1)	39,345,151	52.8%
Mirae Funds(2)	9,165,542	12.3%
Named Executive Officers and Directors:
Walter (Wally) Uihlein(3)	547,468	*
William Burke(3)	76,226	*
James Connor(3)	20,979	*
David Maher(3)	25,664	*
Joseph Nauman(3)	31,226	*
Yoon Soo (Gene) Yoon(1)	39,345,151	52.8%
Jennifer Estabrook(4)	5,800	*
Gregory Hewett	10,000	*
Christopher Metz	2,500	*
Sean Sullivan	3,000	*
Steven Tishman	5,000	*
David Valcourt	—	*
Norman Wesley	5,000	*
All current executive officers and directors as a group (17 persons)	40,210,510	54.0%

*
Less than one percent.

(1)
Represents shares of our common stock owned by Magnus, a wholly owned subsidiary of Fila Korea, based on a Schedule 13G filed February 6, 2017. In connection with the term loan agreement entered into in October 2016 in connection with the purchase of 14,818,720 shares of our common stock, Magnus granted a security interest in all of our common stock owned by Magnus to certain Korean financial institutions, except for 5% of our outstanding common stock owned by Magnus that is subject to a negative pledge under Fila Korea's existing credit facility. The shares of our common stock owned by Magnus are Magnus' only assets.

Gene Yoon is the Chairman and Chief Executive Officer of Fila Korea and may be deemed to be the beneficial owner and have voting and dispositive power with respect to the shares of our common stock held by Fila Korea. The address of Fila Korea and Mr. Yoon is 6 Myeongdal Ro, Seocho Gu Seoul, Korea.

(2)
Represents shares of our common stock owned by Odin 3, LLC and Odin 4, LLC as reported in a Schedule 13G filed February 14, 2017. The Mirae Funds are each wholly owned by Mirae Asset Partners Private Equity Fund VII whose general partners are Mirae Asset Global Investments Co. Ltd. and Mirae Asset Securities Co. Ltd. Voting and investment decisions over the shares of our common stock held by the Mirae Funds are made by an investment committee of Mirae Asset Global Investments Co. Ltd. Each of the members of the committee may be deemed to share voting and investment power with respect to the shares owned by the Mirae Funds. The address for the Mirae entities is 13F Tower1. 33 Jongno, Jongno-gu, Seoul, Korea 03159. The shares listed in the table do not include 2,195,469 shares held by WB Atlas LLC. WB Atlas LLC is an investment vehicle of Woori-Blackstone Korea Opportunity Private Equity Fund 1. Voting and investment decisions over the shares of common stock by WB Atlas LLC are made by the investment committees of Woori-Blackstone Korea Opportunity Private Equity Fund 1, which is jointly managed by Woori Private Equity Co., Ltd. and Blackstone Korea Advisors Limited as general partners. By reason of certain provisions included in the Shareholders' Agreement dated as of October 26, 2016, Odin 3, LLC, Odin 4, LLC, Mirae Asset Partners Private Equity Fund VII, WB Atlas LLC and Woori-Blackstone Korea Opportunity Private Equity Fund I may be deemed to be members of a group within the meaning of Rule 13d-5(b) promulgated under the Securities Exchange Act of 1934, as amended, with regard to their common stock. Each of the parties referenced in this footnote disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(3)
Does not reflect any shares that may be issued upon settlement of outstanding RSUs or PSUs, other than those, if any, that will vest within 60 days of April 17, 2017.

(4)
Ms. Estabrook disclaims beneficial ownership of any shares of our common stock owned by Fila Korea. The address of Ms. Estabrook is c/o Fila North America, 1411 Broadway, New York, New York 10018.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Convertible Preferred Stock

        On July 29, 2016, we paid dividends in the amount of (i) $10.5 million on our previously outstanding Series A 7.5% redeemable convertible preferred stock ("Convertible Preferred Stock") held by the Mirae Funds and (ii) $2.5 million on previously outstanding Convertible Preferred Stock held by an entity affiliated with Woori-Blackstone Korea Opportunity Private Equity Fund 1.

        In connection with transactions undertaken in connection with our initial public offering, (i) the Mirae Funds received 12,492,243 shares of our common stock and approximately $2.6 million of accrued and unpaid dividends upon conversion of 1,388,027 shares of previously outstanding Convertible Preferred Stock held by such entities and (ii) an entity affiliated with Woori-Blackstone Korea Opportunity Private Equity Fund 1 received 2,970,000 shares of our common stock and approximately $0.6 million of accrued and unpaid dividends upon conversion of 330,000 shares of previously outstanding Convertible Preferred Stock held by such entity.

        Each of the Mirae Funds and Woori-Blackstone Korea Opportunity Private Equity Fund 1 were related persons at the time of the transactions described above due to their beneficial ownership of more than 5% of our outstanding shares of our common stock at such time.

Convertible Notes

        On July 29, 2016, we paid interest in the amount of (i) $20.7 million on our previously outstanding 7.5% convertible notes due 2021 ("Convertible Notes") held by the Mirae Funds and (ii) $5.0 million on Convertible Notes held by an entity affiliated with Woori-Blackstone Korea Opportunity Private Equity Fund 1.

        In connection with transactions undertaken in connection with our initial public offering, (i) the Mirae Funds received 24,704,820 shares of our common stock and approximately $5.2 million of accrued and unpaid interest upon conversion of $274.5 million of Convertible Notes held by such entities and (ii) an entity affiliated with Woori-Blackstone Korea Opportunity Private Equity Fund 1 received 5,940,000 shares of our common stock and approximately $1.2 million of accrued and unpaid interest upon conversion of $66.0 million of Convertible Notes held by such entity.

        Each of the Mirae Funds and Woori-Blackstone Korea Opportunity Private Equity Fund 1 were related persons at the time of the transactions described above due to their beneficial ownership of more than 5% of our outstanding shares of our common stock at such time.

7.5% Bonds due 2021 with Common Stock Warrants

        In July 2016, Fila Korea exercised its call option on warrants to purchase 3,105,279 shares of common stock. Such warrants converted into common stock at the conversion price of $11.11 per share, or $34.5 million in the aggregate. We used the proceeds received from this warrant exercise to redeem the remaining portion of our previously outstanding 7.5% bonds due 2021, resulting in payments of (i) $26.1 million to the Mirae Funds and (ii) $6.2 million to an entity affiliated with Woori-Blackstone Korea Opportunity Private Equity Fund 1.

        Each of Fila Korea, the Mirae Funds and Woori-Blackstone Korea Opportunity Private Equity Fund 1 were related persons at the time of the transactions described above due to their beneficial ownership of more than 5% of our outstanding shares of our common stock at such time.

Registration Rights Agreement

        In connection with our initial public offering, we entered into a registration rights agreement that provides Magnus, the Mirae Funds, WB Atlas LLC and Neoplux No. 1 Private Equity "demand"

registrations and customary "piggyback" registration rights and that will require us to file a shelf registration statement on Form S-3 covering all shares subject to such registration rights agreement. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act or to contribute to payments the registration rights holders may be required to make in respect of those liabilities.

Other

        Subsidiaries of Fila Korea granted a second lien pledge over shares in certain of Fila Korea's subsidiaries and entered into second lien account pledge agreements, in each case, in favor of Korea Development Bank, as security agent, to secure obligations of Acushnet Company under our former senior revolving credit agreement with Korea Development Bank and our secured floating rate notes. These security interests were released in connection with the initial funding under our credit agreement entered into in April 2016.

        We entered into an endorsement arrangement with Peter Uihlein, the son of our President and Chief Executive Officer, in 2012. Peter Uihlein is a professional golfer and an exempt member of the European PGA Tour. Peter Uihlein received aggregate payments of $233,000 pursuant to this endorsement arrangement in 2016.

        Hugh Lee, who is the son-in-law of Gene Yoon, the chairman of our board of directors, is the President of our wholly-owned subsidiary, Acushnet Korea Co., Ltd. Mr. Lee received compensation of $430,860 for 2016 (using an exchange rate of 0.00086 KRW / 1 USD, which was the average currency exchange rate for 2016 as provided by foreign exchange company Oanda).

Related Persons Transaction Policy

        Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Our related person policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the executive vice president, chief legal and administrative officer any "related person transaction" (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The executive vice president, chief legal and administrative officer will then promptly communicate that information to our Board of Directors. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who failed to file, on a timely basis, reports required by Section 16(a), during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that due fiscal 2016 all Section 16(a) filing requirements applicable to our directors and executive officers during 2016 were satisfied on a timely basis.

Communications With Our Board of Directors

        Stockholders and interested parties wishing to communicate with the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management or independent Directors as a group, may do so by addressing such communications or concerns to the Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, who will forward such communications to the appropriate party.

Availability of Annual Report

        A copy of our 2016 Annual Report on Form 10-K for the year ended December 31, 2016 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

Acushnet Holdings Corp.
Attention: Investor Relations
333 Bridge Street
Fairhaven, MA 02719

        The Annual Report on Form 10-K and proxy statement are also available under the "Investors" section on our website at www.acushnetholdingscorp.com.

Other Business

        The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GOLF2017 ACUSHNET HOLDINGS CORP. ATTN: INVESTOR RELATIONS 333 BRIDGE ST. FAIRHAVEN, MA 02719 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 11, 2017. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E22468-P89456 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ACUSHNET HOLDINGS CORP. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and ONE YEAR for Proposal 4. 1. Election of Class I Directors for a three (3) year term Nominees: 01) 02) 03) Yoon Soo (Gene) Yoon David Valcourt Norman Wesley For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers. 3. 1 Year 2 Years 3 Years Abstain 4. To recommend, in a non-binding advisory vote, whether a non-binding shareholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years. For address changes/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 12, 2017: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com E22469-P89456 Annual Meeting of Shareholders June 12, 2017 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints William C. Burke and Roland A. Giroux, or any of them, as proxies, with the full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Acushnet Holdings Corp., to be held on June 12, 2017 at 9:00 AM eastern time, at www.virtualshareholdermeeting.com/GOLF2017 or at any adjournment or postponement thereof, upon any and all matters which may properly be brought before the meeting or adjournments or postponements thereof, hereby revoking all former proxies. The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" each director nominee listed herein, "FOR" Proposals 2 and 3, and "ONE YEAR" for Proposal 4. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1. Address Changes/Comments: